                                                                  EXHIBIT (c)(1)

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                        SIEMENS ENERGY & AUTOMATION, INC.

                            MALIBU ACQUISITION CORP.

                                      AND

                               MOORE PRODUCTS CO.

                          Dated as of January 16, 2000

================================================================================
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                                Table of Contents
                                -----------------

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ARTICLE I THE OFFER................................................................................   2
     Section 1.1.   The Offer......................................................................   2
     Section 1.2.   Company Actions................................................................   4
     Section 1.3.   Stockholder Lists..............................................................   5
     Section 1.4.   Directors; Section 14(f).......................................................   5

ARTICLE II THE MERGER..............................................................................   7
     Section 2.1.   The Merger.....................................................................   7
     Section 2.2.   Effective Time.................................................................   7
     Section 2.3.   Effects of the Merger..........................................................   7
     Section 2.4.   Articles of Incorporation; Bylaws..............................................   7
     Section 2.5.   Directors and Officers.........................................................   8
     Section 2.6.   Conversion of Securities.......................................................   8
     Section 2.7.   Dissenting Shares..............................................................   8
     Section 2.8.   Surrender of Shares............................................................   9
     Section 2.9.   No Further Transfer or Ownership Rights........................................  10
     Section 2.10.  Treatment of Options...........................................................  10
     Section 2.11.  Closing........................................................................  11

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................  11
     Section 3.1.   Organization and Qualification.................................................  11
     Section 3.2.   Capitalization.................................................................  12
     Section 3.3.   Authority Relative to this Agreement...........................................  14
     Section 3.4.   Absence of Certain Changes.....................................................  14
     Section 3.5.   Reports........................................................................  15
     Section 3.6.   Proxy Statement................................................................  16
     Section 3.7.   Consents and Approvals; No Violation...........................................  16
     Section 3.8.   Brokerage Fees and Commissions.................................................  17
     Section 3.9.   Schedule 14D-9; Offer Documents................................................  17
     Section 3.10.  Litigation.....................................................................  18
     Section 3.11.  Absence of Changes in Benefit Plans............................................  18
     Section 3.12.  ERISA Compliance...............................................................  18
     Section 3.13.  Taxes..........................................................................  22
     Section 3.14.  No Excess Parachute Payments; Termination Payments;
                    Section 162(m) of the Code.....................................................  23
     Section 3.15.  Compliance with Applicable Laws................................................  23
     Section 3.16.  State Takeover Statutes........................................................  25
     Section 3.17.  Contracts......................................................................  26
     Section 3.18.  Labor Matters..................................................................  27
     Section 3.19.  Title to Properties............................................................  27
     Section 3.20.  Undisclosed Liabilities........................................................  28
     Section 3.21.  Opinion of Company Financial Advisor...........................................  28
     Section 3.22.  Intellectual Property..........................................................  28
     Section 3.23.  Insurance......................................................................  30
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     Section 3.24.  Affiliate Transactions.........................................................  30
     Section 3.25.  Indemnification Claims.........................................................  31
     Section 3.26.  Absence of Questionable Payments...............................................  31

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER..................................  31
     Section 4.1.   Organization and Qualification.................................................  31
     Section 4.2.   Authority Relative to this Agreement...........................................  31
     Section 4.3.   Proxy Statement................................................................  32
     Section 4.4.   Consents and Approvals; No Violation...........................................  32
     Section 4.5.   Financing......................................................................  33
     Section 4.6.   Brokerage Fees and Commissions.................................................  33
     Section 4.7.   Schedule 14D-1; Offer Documents................................................  33

ARTICLE V CONDUCT OF BUSINESS PENDING THE MERGER...................................................  34
     Section 5.1.   Conduct of Business of the Company Pending the Merger..........................  34
     Section 5.2.   Prohibited Actions by the Company..............................................  34

ARTICLE VI COVENANTS...............................................................................  37
     Section 6.1.   No Solicitation................................................................  37
     Section 6.2.   Access to Information..........................................................  40
     Section 6.3.   Confidentiality Agreement......................................................  40
     Section 6.4.   Reasonable Best Efforts........................................................  40
     Section 6.5.   Indemnification of Directors and Officers......................................  41
     Section 6.6.   Event Notices and Other Actions................................................  42
     Section 6.7.   Third Party Standstill Agreements..............................................  43
     Section 6.8.   Employee Stock Options; Employee Plans and Benefits and Employment Contracts...  43
     Section 6.9.   Meeting of the Company's Shareholders..........................................  46
     Section 6.10.  Proxy Statement................................................................  46
     Section 6.11.  Public Announcements...........................................................  46
     Section 6.12.  Shareholder Litigation.........................................................  47
     Section 6.13.  FIRPTA.........................................................................  47
     Section 6.14.  Redemption of Company Preferred Stock..........................................  47
     Section 6.15.  Foreign Subsidiaries...........................................................  47

ARTICLE VII CONDITIONS TO CONSUMMATION OF THE MERGER...............................................  47
     Section 7.1.   Conditions to Each Party's Obligation to Effect the Merger.....................  47
     Section 7.2.   Conditions to Obligations of Parent and Purchaser to Effect the Merger.........  48

ARTICLE VIII TERMINATION; AMENDMENT; WAIVER........................................................  48
     Section 8.1.   Termination....................................................................  48
     Section 8.2.   Effect of Termination..........................................................  51
     Section 8.3.   Expenses; Termination Fee......................................................  51
     Section 8.4.   Amendment......................................................................  53
     Section 8.5.   Extension; Waiver..............................................................  53
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ARTICLE IX MISCELLANEOUS...........................................................................  53
     Section 9.1.   Non-Survival of Representations and Warranties.................................  53
     Section 9.2.   Entire Agreement; Assignment...................................................  53
     Section 9.3.   Enforcement of the Agreement...................................................  54
     Section 9.4.   Severability...................................................................  54
     Section 9.5.   Notices........................................................................  54
     Section 9.6.   Failure or Indulgence Not Waiver; Remedies Cumulative..........................  55
     Section 9.7.   Governing Law; Consent to Jurisdiction.........................................  55
     Section 9.8.   Descriptive Headings...........................................................  56
     Section 9.9.   Parties in Interest............................................................  56
     Section 9.10.  Counterparts...................................................................  56
     Section 9.11.  Certain Definitions............................................................  56
     Section 9.12.  Interpretation.................................................................  58

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     THIS IS AN AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 16, 2000, among Siemens Energy & Automation, Inc., a Delaware corporation ("Parent"), Malibu Acquisition Corp., a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Purchaser"), and Moore Products Co., a Pennsylvania corporation (the "Company").

                                   Background
                                   ----------

     WHEREAS, the Board of Directors of the Company has determined that it is fair to, advisable and in the best interests of the Company and each class of the shareholders of the Company to enter into and consummate this Agreement with Purchaser, providing for the merger (the "Merger") of Purchaser with and into the Company, with the Company as the Surviving Corporation, in accordance with the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), and the other transactions contemplated hereby, upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Board of Directors of Purchaser has approved the Merger of Purchaser with and into the Company and such other transactions in accordance with the PBCL upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Company and Purchaser have agreed that, upon the terms and subject to the conditions contained herein, Purchaser shall commence an offer (as amended or supplemented in accordance with this Agreement, the "Offer") to purchase for cash all of the issued and outstanding (i) shares of common stock, par value $1.00 per share (the "Company Common Stock"), of the Company, at a price per share of $54.71, net to the seller in cash (the "Common Stock Price") and (ii) shares of Series A preferred stock, par value of $1.00 per share (the "Company Preferred Stock"), at a price par share of $21.88, net to the seller in cash (the "Preferred Stock Price") (the Company Common Stock and the Company Preferred Stock being collectively referred to as the "Securities").

     WHEREAS, the Board of Directors of the Company has determined that the consideration to be paid for each Security in the Offer and the Merger is fair to the holders of each class of such Security and has resolved to recommend that the holders of such Securities tender their Securities pursuant to the Offer and approve and adopt this Agreement and the Merger upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Company, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger;

     WHEREAS, simultaneously with the execution and delivery of this Agreement and in order to induce Parent and Purchaser to enter into this Agreement, certain stockholders of the Company (the "Certain Stockholders") have executed and delivered to Parent and Purchaser an agreement (the "Tender and Option Agreement") pursuant to which the Certain Stockholders have agreed to take specified actions in furtherance of the transactions contemplated by this Agreement, including tendering their Securities into the Offer and granting Parent and Purchaser the Purchase Option (as such term is defined in the Tender and Option Agreement) with respect to such Securities; and

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

                                    ARTICLE I

                                    THE OFFER

Section 1.1.  The Offer.
              ---------

     (a) Subject to the provisions of this Agreement, and provided that this Agreement shall not have been terminated in accordance with Section 8.1 and so long as none of the events or circumstances set forth in Annex A hereto shall have occurred and be continuing, not later than the fifth business day from the date of public announcement of the execution of this Agreement, Parent shall cause Purchaser to commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), the Offer at
(i) a price equal to the Common Stock Price for the Company Common Stock and
(ii) a price equal to the Preferred Stock Price for the Company Preferred Stock. The obligation of Purchaser to consummate the Offer, to accept for payment and to pay for any Securities tendered pursuant to the Offer shall be subject to those conditions set forth in Annex A. It is agreed that the conditions to the Offer set forth on Annex A are for the benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to any such condition (including any action or inaction by Purchaser) and Purchaser expressly reserves the right, in its sole discretion, to waive any such condition; provided that, without the consent of the Company, Parent or Purchaser shall not waive the Minimum Condition (as defined in Annex A) or the condition set forth in paragraph (h) of Annex A (except that Purchaser expressly reserves the right, in its sole direction, to waive the condition set forth in clause (y) in the definition of the Minimum Condition contained in the first paragraph of Annex
A). The initial expiration date of the Offer shall be the 20th business day following the commencement of the Offer (determined using Rule 14d-1(c)(6) under the Exchange Act).

     (b) Purchaser expressly reserves the right, in its sole discretion, to modify and make changes to the terms and conditions of the Offer, provided that without the prior consent of the Company, no modification or change may be made which (i) decreases the consideration payable in the Offer (except as permitted by this Agreement), (ii) changes the form of consideration payable in the Offer (other than by adding consideration), (iii) changes the Minimum Condition, (iv) decreases the maximum number of Securities sought pursuant to the Offer, (v) changes the material conditions to the Offer in a manner adverse to the Company or its shareholders or option holders, or (vi) imposes additional material conditions to the Offer (other than in respect of any consideration which is payable in addition to the Common Stock Price and Preferred Stock Price). Notwithstanding the foregoing, Purchaser may (but shall not be required under this Agreement or otherwise to), without the consent of the Company, (i) extend the Offer on one or more occasions for such period as may be determined by Purchaser in its sole discretion (each such extension period not to exceed 10 business days at a time), if at the then scheduled expiration date of the Offer any of the conditions to Purchaser's obligations to accept for payment and pay for Securities shall not be satisfied or waived, (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer, (iii) extend the Offer on one or more occasions for an aggregate period of not more than 10 business days if the Minimum Condition has been satisfied but less than 80% of each of the Company Common Stock and Company Preferred Stock have been validly tendered and not properly withdrawn, and (iv) extend the Offer for any reason on one occasion for an aggregate period of not more than 10 business days beyond the latest expiration date that would otherwise be permitted under clause (i), (ii) or (iii) of this sentence, notwithstanding the prior satisfaction of the conditions to the Offer set forth on Annex A. On the terms and subject to the conditions of the Offer and this Agreement, promptly after expiration of the Offer Purchaser shall accept for payment and pay for, and Parent shall cause Purchaser to accept for payment and pay for, all Securities validly tendered and not withdrawn pursuant to the Offer that Purchaser becomes obligated to purchase pursuant to the Offer. Notwithstanding the foregoing, Purchaser may in its sole discretion elect to provide for a subsequent offering period pursuant to, and on the terms required by, Rule 14d-11 under the Exchange Act.

     (c) On the date of commencement of the Offer, Parent and Purchaser shall file with the SEC with respect to the Offer a Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-1") with respect to the Offer which will comply in all material respects with the provisions of applicable federal securities laws, and will contain the offer to purchase relating to the Offer (the "Offer to Purchase") and forms of related letters of transmittal and summary advertisement (which documents, together with any supplements or amendments thereto and including the exhibits thereto, are referred to herein collectively as the "Offer Documents"). Parent shall deliver copies of the proposed forms of the Schedule 14D-1 and the Offer Documents to the Company within a reasonable time prior to the commencement of the Offer for review and comment by the Company and its counsel. Parent agrees to provide the Company and its counsel in writing any comments that Purchaser, Parent or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt thereof. Each of the Company, Parent and Purchaser shall promptly correct any information provided by it for use in the Schedule 14D-1 or the Offer Documents that shall have become false or misleading in any material respect and Parent and Purchaser further agree to take all steps necessary to cause such Schedule 14D-1 or Offer Documents as so corrected to be filed with the SEC and disseminated to the shareholders of the Company, as and to the extent required by applicable federal securities laws.

     (d) The parties understand and agree that the Common Stock Price and Preferred Stock Price have been calculated based upon the accuracy of the representation and warranty set forth in Section 3.2(a) and that, in the event the number of outstanding shares of Company Common Stock or the number of shares of Company Common Stock issuable upon the exercise or conversion of, or subject to, options, warrants, securities or other agreements exceeds the amounts specifically set forth in Section 3.2(a) (assuming for this purpose the conversion of outstanding Company Preferred Stock into Company Common Stock) (including without limitation as a result of any stock split, stock dividend, including any dividend or distribution of securities convertible into shares of the Company Common Stock, recapitalization, or other like change occurring after the date of this Agreement) or the number of Options and exercise prices therefor set forth in Section 3.2(a) of the Company Disclosure Schedule are inaccurately stated in any manner adverse to Parent or Purchaser, the Common Stock Price and Preferred Stock Price shall be appropriately adjusted downward. The provisions of this paragraph (d) shall not, however, affect the representation set forth in Section 3.2(a). Notwithstanding the foregoing, there shall be no adjustment pursuant to this paragraph (d) with respect to the issuance of shares of Company Common Stock upon the exercise of Options disclosed on Section 3.2(a) of the Company Disclosure Schedule.

     (e) Notwithstanding any provision to the contrary contained in this Agreement, Parent and Purchaser may terminate the Offer as it relates to the Company Preferred Stock in the event that Parent or Purchaser has acquired all of the outstanding shares of Company Preferred Stock, including pursuant to the exercise of the Purchase Option pursuant to the Tender and Option Agreement.

     Section 1.2.  Company Actions
                   ---------------

     (a) The Company hereby consents to the Offer and represents and warrants that (i) its Board of Directors, at a meeting duly called and held on January 14, 2000, has duly and by unanimous vote adopted resolutions approving the Offer, the Merger, this Agreement and the Tender and Option Agreement and the other transactions contemplated hereby and thereby (collectively, the "Transactions"), determining that the terms of the Offer and the Merger are fair to, and in the best interests of, each class of the Company's shareholders and recommending acceptance of the Offer and adoption of the Merger and this Agreement by the shareholders of the Company, (ii) the Company has taken all necessary action to render the provisions of any anti-takeover statute, rule or regulation that to the Company's knowledge may be applicable to the Transactions (including Sections 2538 through 2588, inclusive, of the PBCL) inapplicable with respect to the Transactions, and (iii) Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") has delivered to the Company's Board of Directors its opinion (the "Fairness Opinion") that each of the Common Stock Price and the Preferred Stock Price to be received by the Company's shareholders is fair, from a financial point of view, to such shareholders and a complete and correct signed copy of such opinion has been delivered by the Company to Parent. The Company has been authorized by Houlihan Lokey to permit the inclusion of the Fairness Opinion (and, subject to prior review and consent by Houlihan Lokey, a reference thereto) in the Offer Documents and in the Schedule 14D-9 referred to below and the Proxy Statement. The Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company's Board of Directors described in this Section 1.2. The Company has been advised that all of its directors and executive officers intend either to tender their Securities pursuant to the Offer or (solely in the case of directors and executive officers who would as a result of the tender incur liability under Section 16(b) of the Exchange Act) to vote in favor of the Merger.

     (b) The Company shall file with the SEC on the date of the commencement of the Offer a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the

"Schedule 14D-9") which shall comply in all material respects with the provisions of applicable federal securities laws, and will contain such recommendations of the Board in favor of the Offer and the Merger, and shall disseminate the Schedule 14D-9 as required by Rule 14d-9 promulgated under the Exchange Act and shall mail such Schedule 14D-9 together with the Offer Documents. The Company shall deliver the proposed forms of the Schedule 14D-9 and the exhibits thereto to Parent within a reasonable time prior to the commencement of the Offer for review and comment by Parent and its counsel. Parent and its counsel shall be given a reasonable opportunity to review any amendments and supplements to the Schedule 14D-9 prior to their filing with the SEC or dissemination to shareholders of the Company. The Company agrees to provide Parent and its counsel in writing any comments that the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt thereof. Each of the Company, Parent and Purchaser shall promptly correct any information provided by it for use in the Schedule 14D-9 that shall have become false or misleading in any material respect and the Company further agrees to take all steps necessary to cause such Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the shareholders of the Company, as and to the extent required by applicable federal securities laws.

     Section 1.3. Stockholder Lists. In connection with the Offer, the Company
                  -----------------
shall promptly furnish to, or cause to be furnished to, Parent and Purchaser mailing labels, security position listings, any non-objecting beneficial owner lists and any available listing or computer file containing the names and addresses of the record holders of the Securities as of a recent date and of those persons becoming record holders subsequent to such date (to the extent available), together with all other relevant, material information in the Company's possession or control regarding the beneficial owners of Securities and shall furnish Parent and Purchaser with such information and assistance as Parent, Purchaser or their respective agents may reasonably request in communicating the Offer to the record and beneficial holders of Securities. Subject to the requirements of law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Purchaser shall, and shall cause each of their affiliates to, hold the information contained in any of such labels and lists in confidence, use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated, deliver to the Company all copies of such information or extracts therefrom then in their possession or under their control.

     Section 1.4.  Directors; Section 14(f).
                   ------------------------

                   (a) Immediately upon the acceptance for payment of and payment for any Securities by Purchaser or any of its affiliates pursuant to the Offer, Purchaser shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as will give Purchaser, subject to compliance with Section 14(f) of the Exchange Act, representation on the Board of Directors of the Company equal to the product of (i) the total number of directors on the Board of Directors of the Company (giving effect to the increase in the size of such Board pursuant to this Section 1.4) and (ii) the percentage that the number of votes represented by Securities beneficially owned by Purchaser and its affiliates (including Securities so accepted for payment and purchased) bears to the number of votes represented by Securities then outstanding. In furtherance thereof, concurrently with such acceptance for payment and payment for such Securities the Company shall, upon request of Parent and in compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, use its best efforts promptly either to increase the size of its Board of Directors or to secure the resignations of such number of its incumbent directors, or both, as is necessary to enable such designees of Parent to be so elected or appointed to the Company's Board of Directors, and, subject to applicable law, the Company shall take all reasonable actions available to the Company to cause such designees of Parent to be so elected or appointed. At such time, the Company shall, if requested by Parent and subject to applicable law, also take all reasonable action necessary to cause persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each subsidiary of the Company and (iii) each committee (or similar body) of each such board.

     (b) Notwithstanding the foregoing, the Company shall use its best efforts to ensure that, in the event that Purchaser's designees are elected to the Board of Directors of the Company, such Board of Directors shall have, at all times prior to the Effective Time, at least two directors who are directors on the date of this Agreement and who are not officers or affiliates of the Company (it being understood that for purposes of this sentence, a director of the Company shall not be deemed an affiliate of the Company solely as a result of his status as a director of the Company), Parent or any of their respective subsidiaries (the "Independent Directors"); and provided further, that, in such event, if the number of Independent Directors shall be reduced below two for any reason whatsoever the remaining Independent Director may designate a person to fill such vacancy who is not an officer or affiliate of the Company, Parent, or any of their respective subsidiaries and such person shall be deemed to be an Independent Director for purposes of this Agreement or, if no Independent Directors then remain, the other directors may designate two persons to fill such vacancies who shall not be officers or affiliates of the Company, Parent or any of their respective subsidiaries, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Subject to applicable law, the Company shall promptly take all action reasonably requested by Parent necessary to effect any such election, including mailing to its shareholders the information required by Section 14(f) of the Exchange Act and Rule 14(f)-1 promulgated thereunder (or, at Parent's request, furnishing such information to Parent for inclusion in the Offer Documents initially filed with the SEC and distributed to the stockholders of the Company) as is necessary to enable Parent's designees to be elected to the Company's Board of Directors.

     (c) From and after the time, if any, that Parent's designees constitute a majority of the Company's Board of Directors and prior to the Effective Time, any amendment of this Agreement materially adverse to the holders of the Securities or any termination of this Agreement by the Company may be effected only by the action of a majority of the Independent Directors of the Company, which action shall be deemed to constitute the action of any committee specifically designated by the Board of Directors of the Company to approve the actions contemplated hereby and the full Board of Directors of the Company; provided, that, if there shall be no Independent Directors, such actions may be effected by majority vote of the entire Board of Directors of the Company.

                                  ARTICLE II

                                  THE MERGER

     Section 2.1.  The Merger. Upon the terms and subject to the conditions
                   ----------
hereof, and in accordance with the relevant provisions of the PBCL, Purchaser shall be merged with and into the Company as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VII. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") under the name "Moore Products Co." and shall continue its existence under the laws of the Commonwealth of Pennsylvania, and the separate corporate existence of Purchaser shall cease. At the election of Parent, any direct or indirect wholly owned subsidiary of Parent may be substituted for Purchaser as a constituent corporation in the Merger. Notwithstanding the foregoing, Parent may elect at any time prior to the time that the notice of the meeting of shareholders of the Company to consider approval of the Merger and this Agreement (the "Shareholder Meeting") is first given to the Company's shareholders that instead of merging Purchaser into the Company as hereinabove provided, to merge the Company into Purchaser or another direct or indirect wholly owned subsidiary of Siemens Aktiengesellschaft, a corporation organized under the laws of the Federal Republic of Germany; provided, however, that the Company shall not be deemed to have breached any of its representations, warranties or covenants herein solely by reason of such election. In such event the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing and to provide that Purchaser or such other subsidiary of Parent shall be the Surviving Corporation and shall continue under the name "Moore Products Co."

     Section 2.2.  Effective Time. As soon as practicable after the satisfaction
                   --------------
or waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Department of State of the Commonwealth of Pennsylvania (the "Department of State"), in such form as required by and executed in accordance with the relevant provisions of the PBCL (the date and time of the filing of the Articles of Merger with the Department of State (or such later time as is specified in the Articles of Merger) being the "Effective Time").

     Section 2.3.  Effects of the Merger. The Merger shall have the effects set
                   ---------------------
forth in the applicable provisions of the PBCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 2.4.  Articles of Incorporation; Bylaws. (a) At the Effective Time
                   ---------------------------------
and without any further action on the part of the Company and Purchaser, the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time until thereafter further amended as provided therein and under the PBCL, shall be the articles of incorporation of the Surviving Corporation following the Merger.

                   (b) At the Effective Time and without any further action on the part of the Company and Purchaser, the Bylaws of the Purchaser shall be the Bylaws of the Surviving

Corporation and thereafter may be amended or repealed in accordance with their terms or the Articles of Incorporation of the Surviving Corporation and as provided by law.

     Section 2.5.  Directors and Officers. The directors of Purchaser
                   ----------------------
immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

     Section 2.6.  Conversion of Securities. At the Effective Time, by virtue of
                   ------------------------
the Merger and without any action on the part of Purchaser, the Company or the holders of any of the following securities:

                   (a) Each share of common stock, par value $0.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                   (b) Each share of Company Common Stock and Company Preferred Stock held in the treasury of the Company and each share of Company Common Stock and Company Preferred Stock owned by Parent or Purchaser or any direct or indirect subsidiary of the Company, Parent or Purchaser, in each case immediately prior to the Effective Time, shall be cancelled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

                   (c) Each issued and outstanding share of (i) Company Common Stock (other than shares cancelled pursuant to Section 2.6(b) and any Dissenting Shares (as defined in Section 2.7(a))) shall be converted into the right to receive the Common Stock Price or any higher price that may be paid for shares of Company Common Stock pursuant to the Offer and (ii) Company Preferred Stock (other than those shares cancelled pursuant to Section 2.6(b) and any Dissenting Shares) shall be converted into the right to receive the Preferred Stock Price or any higher price that may be paid for shares of Company Preferred Stock pursuant to the Offer (the "Merger Consideration") payable to the holder thereof, in each case without interest, upon surrender of the certificate formerly representing such share in the manner provided in Section 2.8, less any required withholding taxes.

     Section 2.7.  Dissenting Shares. (a) Notwithstanding any provision of this
                   -----------------
Agreement to the contrary, any issued and outstanding Securities ("Dissenting Shares") held by a Dissenting Shareholder (as defined below) shall not be converted into the Merger Consideration but shall become the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the PBCL; provided, however, that each share of Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time and held by a Dissenting Shareholder who, after the Effective Time, loses his or her right of appraisal, pursuant to the PBCL, shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon. As used in this Agreement, the term "Dissenting Shareholder" means any record holder or beneficial owner of shares of Company Common Stock or Company Preferred Stock who complies with all provisions of the PBCL (including the provisions of Sections 1575 through 1580 and Section 1930 of the PBCL) concerning the right of holders of Company Common Stock and Company Preferred Stock to dissent from the Merger and obtain fair value for their shares.

                   (b) The Company shall give Parent (i) prompt notice of any demands for appraisal pursuant to the applicable provisions of the PBCL received by the Company, withdrawals of such demands, and any other instruments served pursuant to the PBCL and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the PBCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

     Section 2.8.  Surrender of Shares. (a) Prior to the earlier of the mailing
                   -------------------
of the Proxy Statement and the Effective Time, Parent shall appoint a bank or trust company which is reasonably satisfactory to the Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration. When and as needed, Parent shall cause the Surviving Corporation to deposit with the Paying Agent for the benefit of former holders of Securities sufficient funds to make all payments pursuant to this Section 2.8. Such funds shall be invested by the Paying Agent as directed by the Surviving Corporation. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or as it directs.

                   (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Securities (the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the aggregate amount of Merger Consideration into which the number of Securities previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement. If any Merger Consideration is to be remitted to a person whose name is other than that in which the Certificate for Securities surrendered for exchange is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer, and that the person requesting such exchange shall have paid any transfer and/or other taxes required by reason of the remittance of Merger Consideration to a person whose name is other than that of the registered holder of the Certificate surrendered, or the person requesting such exchange shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. No interest shall be paid or accrued, upon the surrender of the Certificates, for the benefit of holders of the Certificates on any Merger Consideration.

                   (c) At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been deposited with the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) and only as general creditors thereof for payment of their claim for Merger Consideration to which such holders may be entitled.

                   (d) Notwithstanding the provisions of Section 2.8(c), neither the Surviving Corporation nor the Paying Agent shall be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates representing Securities shall not have been surrendered prior to six months after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any governmental entity), any such cash shall, to the extent permitted by applicable law, become the property of the Parent, free and clear of all claims or interest of any person previously entitled thereto.

                   (e) Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Securities such amounts as Parent (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code (as defined herein), or any provision of any applicable state, local or foreign law, rule or regulation. To the extent that amounts are so withheld by Parent and paid by Parent to the applicable taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Securities in respect of which such deduction and withholding was made by Parent.

     Section 2.9.  No Further Transfer or Ownership Rights. After the Effective
                   ---------------------------------------
Time, there shall be no further transfer on the records of the Company (or the Surviving Corporation) or its transfer agent of certificates representing Securities which have been converted pursuant to this Agreement into the right to receive Merger Consideration, and if such certificates are presented to the Company for transfer, they shall be cancelled against delivery of the Merger Consideration therefor. From and after the Effective Time, the holders of Certificates evidencing ownership of Securities outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Securities except as otherwise provided for herein or by applicable law. All Merger Consideration paid upon the surrender for exchange of Certificates representing Securities in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Securities exchanged for Merger Consideration theretofore represented by such Certificates.

     Section 2.10. Treatment of Options. Simultaneously with the execution of
                   --------------------
this Agreement, the Board of Directors of the Company (or, if appropriate, any committee thereof) has adopted appropriate resolutions, and the Company hereby agrees to take all other actions necessary after the date hereof, if any, to provide that each outstanding stock option (each "Option") heretofore granted under the Company's 1997 Non-Employee Directors' Equity Incentive Plan (the "Directors' Plan") and the Company's 1994 Stock Option Plan (the "Management Plan") (collectively, the "Company Stock Option Plans"), whether or not then vested or exercisable, shall, at the Effective Time, be cancelled, and each holder thereof shall be entitled to receive a payment in cash as provided in
Section 6.8 hereof (subject to any applicable withholding taxes, the "Cash Payment"). As provided herein, the Company Stock Option Plans (and any feature of any Benefit Plan or other plan, program or arrangement) providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary shall terminate as of the Effective Time. The Company will take all steps necessary to ensure that none of the Company or any of its subsidiaries is or will be bound by any Options, other options, warrants, rights or agreements which would entitle any person, other than the current shareholders of Purchaser or its affiliates, to acquire any capital stock of the Surviving Corporation or any of its subsidiaries or, to receive any payment in respect thereof (except for Cash Payments to be made as provided in Section 6.8 hereof to holders of Options outstanding immediately prior to the Effective
Time) and to cause such Options to be cancelled or cause the holders of the Options to agree to such cancellation thereof as provided herein.

     Section 2.11. Closing. Upon the terms and subject to the conditions hereof,
                   -------
as soon as practicable after consummation of the Offer, and to the extent required by the PBCL after the vote of the shareholders of the Company in favor of the approval of the Merger and this Agreement has been obtained, the Company and Purchaser (or Parent if appropriate) shall execute and file with the Department of State the Articles of Merger, and the parties shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filing referred to in this Section 2.11, a closing (the "Closing") will be held at the offices of Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103-2793 (or such other place as the parties may agree) for the purpose of confirming all of the foregoing.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Purchaser as follows:

     Section 3.1.  Organization and Qualification
                   ------------------------------

                   (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite corporate power and authority and possesses all governmental franchises and Permits (as defined herein) necessary to enable it to own, lease and operate its properties and assets and to carry on its business as it is now being conducted except where failure to possess such franchises and Permits, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on the Company. The Company is duly qualified as a foreign corporation or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on the Company.

                   (b) The only subsidiaries of the Company are those set forth on Section 3.1(b) of the Company Disclosure Schedule. Each subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority and possesses all governmental franchises and Permits necessary to enable it to own, lease and operate its properties and assets and to carry on its business as it is now being conducted except where failure to possess such franchises and Permits, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on the Company. Each subsidiary of the Company is duly qualified as a foreign corporation or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on the Company.

                   (c) All of the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and non-assessable and, except as set forth in Section 3.1(c) of the Company Disclosure Schedule, are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another such wholly owned subsidiary, free and clear of all pledges, claims, equities, options, liens, charges, call rights, rights of first refusal, "tag" or "drag" along rights, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of its subsidiaries or as set forth on Section 3.1(c)(i) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited liability company, joint venture or other entity. The Company has delivered to Parent complete and correct copies of its Articles of Incorporation and Bylaws and the comparable charters and bylaws or other organizational documents of the subsidiaries set forth on Schedule 3.1(c)(ii) of the Company Disclosure Schedule, in each case as amended to the date of this Agreement. The Company represents that the subsidiaries of the Company other than those subsidiaries listed on Schedule 3.1(c)(ii) of the Company Disclosure Schedule do not have assets, revenues or income exceeding, 5% individually or 10% in the aggregate, of the consolidated assets, revenues or income of the Company, respectively (other than Moore Products Co. (S) Pte. Ltd. (Singapore) with respect to income so long as the income from such subsidiary does not exceed 12% of the consolidated income of the Company), or otherwise conduct or have material operations or businesses of the Company.

     Section 3.2.  Capitalization.
                   --------------

                   (a) The authorized capital stock of the Company consists of 7,500,000 shares of Company Common Stock and 325,000 shares of preferred stock, of which 176,000 shares of Company Preferred Stock are authorized. All of the issued and outstanding Securities have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights. As of the date hereof, 2,646,985 shares of Company Common Stock were issued and outstanding, 175,950 shares of Company Preferred Stock were issued and outstanding, 21,000 shares of Company Common Stock were reserved for issuance pursuant to outstanding Options issued under the Directors Plan, and 625,060 shares of the Company Common Stock were reserved for issuance pursuant to outstanding Options issued under the Management Plan. The Company Preferred Stock entitles each holder to five votes per share and the Company Common Stock entitles each holder to one vote per share, in the election of directors and all other corporate matters submitted to a shareholders' vote, without voting separately by series or classes except as otherwise required by law or by the Company's Articles of Incorporation or Bylaws. Each share of Company Preferred Stock is convertible into 0.4 shares of Company Common Stock at a conversion price of $2.50 per share of Company Preferred Stock. The redemption price for the Company Preferred Stock is $1.05 per share. Such shares of Company Common Stock reserved for issuance under the Company Stock Option Plans have not been issued and will not be issued prior to the Effective Time, and no commitment has been or will be made for their issuance, other than possible issuances under the Options described in the preceding sentence and issued and outstanding under the Company Stock Option Plans as of the date of this Agreement. Except as otherwise provided in Section
2.10 of this Agreement, at the Effective Time, each Option shall be cancelled and the holder thereof shall not be entitled to receive any consideration therefor other than the cash payments provided by Section 2.10 of this Agreement. Section 3.2(a) of the Company Disclosure Schedule sets forth the exercise prices and number of Securities in respect of outstanding Options under the Company Stock Option Plans. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote ("Voting Company Debt"). Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights ("SARs"), stock-based performance units, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, unit, commitment, agreement, arrangement or undertaking. There are not any outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire, or providing preemptive or registration rights (except as filed or incorporated by reference as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (the "Company Form 10-K") and for the registration rights provided for in the Tender and Option Agreement) with respect to, any shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Company or any of its subsidiaries. The Company and its subsidiaries do not have outstanding any loans to any person in respect of the purchase of securities issued by the Company and its subsidiaries.

                   (b) There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its subsidiaries or with respect to the registration of the offering, sale or delivery of any shares of capital stock of the Company or any of its subsidiaries under the Securities Act of 1933, as amended (the "Securities Act") except for the registration rights agreement filed as an exhibit to the Company Form 10-K and for the registration rights provided for in the Tender and Option Agreement.

     Section 3.3.  Authority Relative to this Agreement.
                   ------------------------------------

                   (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by the Company prior to or at the Effective Time, to perform its obligations hereunder and thereunder, and to consummate the Transactions (subject to the Company Shareholder Approval (as defined herein) with respect to the Merger). The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by the Company prior to or at the Effective Time and the performance of its obligations hereunder and thereunder and the consummation by the Company of the Transactions have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than the Company Shareholder Approval and the filing and recordation of appropriate merger documents as required by the PBCL). This Agreement has been duly and validly executed and delivered by the Company, and, assuming this Agreement constitutes a valid and binding obligation of Parent and Purchaser, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                   (b) The only vote of holders of any class or series of capital stock of the Company or any of its subsidiaries necessary to adopt or approve this Agreement and the Merger is the adoption and approval of this Agreement and the Merger by the holders of a majority of the votes cast by the holders of the Securities at the Shareholder Meeting voting together as a single class, with each share of Company Common Stock entitled to one vote per share and each share of Company Preferred Stock entitled to five votes per share (the "Company Shareholder Approval"), subject to Section 6.9(c). The affirmative vote of the holders of any capital stock or other securities (or any separate class thereof) of the Company or any of its subsidiaries, or any of them, is not necessary to consummate the Offer or any transaction contemplated by this Agreement other than as set forth in the preceding sentence.

     Section 3.4.  Absence of Certain Changes. Except as set forth in Section
                   --------------------------
3.4 of the Company Disclosure Schedule, since December 31, 1998, the Company and its subsidiaries have conducted their business only in the ordinary course, and during such period there has not been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company, and the Company and its subsidiaries are not aware of any event, change, effect or development which may reasonably be expected to occur or exist that, individually or in the aggregate, would have a Material Adverse Effect on the Company. Except as specifically disclosed in the Company's filings and reports (including proxy statements) under the Exchange Act filed since December 31, 1998 and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents") or as set forth in Section 3.4 of the Company Disclosure Schedule, since December 31, 1998 there has not been (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any redemption or other acquisition by the Company of any capital stock of the Company; (b) any entry into any agreement, commitment or transaction by the Company or any of its subsidiaries which is material to the Company and its subsidiaries taken as a whole, except agreements, commitments or transactions in the ordinary course of business, consistent with prior practice; (c) any split, combination or reclassification of the Company's capital stock or of any other equity interests in the Company, or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or of any other equity interests in the Company; (d)(i) any granting by the Company or any of its subsidiaries to any officer, director or key employee of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (ii) any granting by the Company or any of its subsidiaries to any such officer, director or key employee of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or (iii) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such officer, director or key employee; (e) any damage, destruction or loss, whether or not covered by insurance, that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company; or (f) any change in accounting methods, principles or practices by the Company or any subsidiary materially affecting the consolidated assets, liabilities, results of operations or business of the Company or its subsidiaries, except insofar as may have been required by a change in generally accepted accounting principles.

     Section 3.5.  Reports. (a) Since January 1, 1996, the Company has timely
                   -------
filed all required forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder (collectively, the "Company SEC Documents"), all of which have complied as of their respective filing dates in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules promulgated thereunder. The Company has delivered copies of all such forms, reports or documents to Parent. None of such forms, reports or documents at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later-filed Company SEC Document filed and publicly available prior to the date hereof, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents (including the notes thereto) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (and include, in the case of any unaudited interim financial statements, reasonable accruals for normal year-end adjustments). No subsidiaries of the Company are required to file periodic reports with the SEC under the Exchange Act.

                  (b) Since January 1, 1996, the Company and its subsidiaries have filed all reports required to be filed with any Governmental Entity other than the SEC, including state securities administrators, except where the failure to file any such reports of the Company and its subsidiaries, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on the Company. Such reports of the Company and its subsidiaries, including all those filed after the date of this Agreement and prior to the Effective Time, were prepared in all material respects in accordance with the requirements of applicable law.

     Section 3.6. Proxy Statement. If a Proxy Statement is required for the
                  ---------------
consummation of the Merger under applicable law, the Proxy Statement will comply in all material respects with the Exchange Act, except that no representation is made by the Company with respect to information supplied by or on behalf of Parent or any affiliate of Parent specifically for inclusion in the Proxy Statement. None of the information supplied by the Company specifically for inclusion in the Proxy Statement shall, at the time the Proxy Statement is mailed or at the time of the Shareholder Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided however that the Company makes no representation or warranty as to any of the information relating to and supplied by or on behalf of Parent and Purchaser specifically for inclusion in the Proxy Statement. The letter to shareholders, notice of meeting, proxy statement and form of proxy, or the information statement, as the case may be, to be distributed to shareholders in connection with the Merger, or any schedule required to be filed by the Company with the SEC in connection therewith, together with any amendments or supplements thereto, are collectively referred to herein as the "Proxy Statement." If, at any time prior to the Effective Time, any event relating to the Company or any of its affiliates, officers or directors is discovered by the Company that should be set forth in a supplement to the Proxy Statement, the Company will promptly inform Parent and Purchaser and prepare, file and disseminate such supplement as may be required by applicable law.

     Section 3.7. Consents and Approvals; No Violation. Subject to obtaining the
                  ------------------------------------
Company Shareholder Approval (if required under the PBCL) and the taking of the actions described in the immediately succeeding sentence, the execution, delivery and performance of this Agreement do not, and the consummation of the Transactions (including the changes in ownership of Securities or the composition of the Board of Directors of the Company) and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse to time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the material properties or assets of the Company or any of its subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to, (i) the Articles of Incorporation or Bylaws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, license or other agreement, instrument, Contract or Permit applicable to the Company or any of its subsidiaries or their respective properties or assets, (iii) any judgment, order, writ, injunction, decree, law, statute, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets or (iv) material license, sublicense, consent or other agreement (whether written or otherwise) pertaining to Intellectual Property (as defined herein) used by the Company in the conduct of its business, and by which the Company licenses or otherwise authorizes a third party to use any Intellectual Property (the "Licenses"), other than, in the case of clauses
(ii), (iii) or (iv), any such conflicts, violations, defaults, rights, Liens, losses of a material benefit, consents or notices that, (x) individually or in the aggregate, have not and could not reasonably be expected to have a Material Adverse Effect on the Company or (y) have been set forth on Schedule 3.7 of the Company Disclosure Schedule. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity") is required by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or filings and consents under applicable foreign law, including, without limitation, the antitrust laws or laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade and any filings and consents which may be required by any foreign environmental, health or safety laws or regulations pertaining to any notification, disclosure or required approval triggered by the Merger or the Transactions, (ii) the filing with the SEC of (x) the Schedule 14D-9, (y) if required, the Proxy Statement relating to the approval by the Company's shareholders of this Agreement and (z) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the Transactions contemplated by this Agreement, (iii) the filing of the Articles of Merger pursuant to the PBCL and
(iv) such consents, approvals, orders, authorizations, registrations, declarations or filings which, individually or in the aggregate, have not had and could not be reasonably expected to have a Material Adverse Effect on the Company.

     Section 3.8. Brokerage Fees and Commissions. Except for those fees and
                  ------------------------------
expenses payable to Houlihan Lokey and to the Company's financial advisor, Conway DelGenio Gries & Co., LLC ("Conway DelGenio") pursuant to the letter agreements, dated November 19, 1999 and November 12, 1999 respectively, and any amendments or supplements thereto, no person is entitled to receive any investment banking, brokerage or finder's fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of the Company or any of its subsidiaries or by any affiliate of the Company or any of its subsidiaries. A copy of the above agreements and any amendments or supplements thereto have previously been delivered to Parent. The estimated fees and expenses incurred and to be incurred by the Company for counsel, accountants, investment bankers, financial printers, experts and consultants in connection with this Agreement and the Transactions are set forth in Section 3.8 of the Company Disclosure Schedule.

     Section 3.9. Schedule 14D-9; Offer Documents. Neither the Schedule 14D-9,
                  -------------------------------
any other document required to be filed by the Company with the SEC in connection with the Transactions, nor any information supplied by the Company in writing for inclusion in the Offer Documents or the Schedule 14D-1 shall, at the respective times the Schedule 14D-9, any such of other filings by the Company, the Schedule 14D-1, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9 and any other document required to be filed by the Company with the SEC in connection with the Transactions will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Purchaser specifically for inclusion or incorporation by reference therein.

     Section 3.10. Litigation. Except as disclosed in Section 3.10 of the
                   ----------
Company Disclosure Schedule, there is no claim, suit, action or proceeding (including arbitration proceedings) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that, individually or in the aggregate, has since December 31, 1998 had or could reasonably be expected to have a Material Adverse Effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries which, individually or in the aggregate, has since December 31, 1998 had or could reasonably be expected to have a Material Adverse Effect on the Company. The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all claims, suits, actions, proceedings, judgment, decrees, injunctions, rules or orders pending or threatened against the Company or any of its subsidiaries through the date of such financial statements.

     Section 3.11. Absence of Changes in Benefit Plans. Except as disclosed in
                   -----------------------------------
Section 3.11 of the Company Disclosure Schedule, or as contemplated in Section
2.10 and Section 6.8 of this Agreement or as required by applicable law, since January 1, 1998, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries or for which the Company or any of its subsidiaries is liable. Except as filed or incorporated by reference as an exhibit to the Company Form 10-K or disclosed in Section 3.11 of the Company Disclosure Schedule, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between either of the Company or any of its subsidiaries and any current or former officer or director of either of the Company or any of its subsidiaries or for which either of the Company or any of its subsidiaries is liable.

     Section 3.12. ERISA Compliance.  (a)  Section 3.12(a) of the Company
                   ---------------
Disclosure Schedule sets forth a complete list of all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") including without limitation, all "multiemployer pension plans" as defined in Section 3(37) of ERISA), employment contracts, bonus, pension, profit sharing, deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control or other employee benefit plans, programs or arrangements, including, but not limited to, those providing medical, dental, vision, disability, life insurance and vacation benefits (other than those required to be maintained by law), whether written or unwritten, qualified or unqualified, funded or unfunded, foreign or domestic currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") (each an "ERISA Affiliate") for the benefit of any current or former employees, officers or directors of the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries has any liability (collectively, the "Benefit Plans"). As applicable with respect to each Benefit Plan, the Company has delivered to Purchaser, true and complete copies of (i) each Benefit Plan, including all amendments thereto, and in the case of an unwritten Benefit Plan, a written description thereof, (ii) all trust documents, investment management contracts, custodial agreements and insurance contracts relating thereto, (iii) the current summary plan description and each summary of material modifications thereto, (iv) the three most recent annual reports (Form 5500 and all schedules thereto) filed with the Internal Revenue Service ("IRS"),
(v) the most recent IRS determination letter and each currently pending application to the IRS for a determination letter, (vi) the three most recent summary annual reports, financial statements and trustee reports, and (vii) all records, notices and filing concerning IRS or Department of Labor audits or investigations, "prohibited transactions" within the meaning of Section 406 of ERISA or Section 4975 of the Code and "reportable events" within the meaning of
Section 4043 of ERISA.

     (b) No event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate could be subject to any liability under the terms of any Benefit Plan, under ERISA, or, with respect to any Benefit Plan, under the Code or any other applicable law, rule or regulation, domestic or foreign, other than any condition or set of circumstances that, individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any ERISA Affiliate has incurred or would reasonably be expected to incur any liability in respect of any employee benefit plan maintained by an ERISA Affiliate but not included within the term "Benefit Plan" or by any person other than the Company or any ERISA Affiliate. Each of the Benefit Plans has been administered in compliance with its terms and all applicable laws. All contributions that are required to be made by the Company or any ERISA Affiliate to any Benefit Plan have been made.

     (c) The Benefit Plans which are "employee pension benefit plans" within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code (each a "Pension Plan") now meet, and at all times since their inception have met the requirements for such qualification, and the related trusts are now, and at all times since their inception have been, exempt from taxation under Section 501(a) of the Code. All Pension Plans have received determination letters from the IRS to the effect that such Pension Plans are qualified and the related trusts are exempt from federal income taxes and no determination letter with respect to any Pension Plan has been revoked nor, to the best knowledge of the Company is there any reason for such revocation, nor has any Pension Plan been amended, or failed to be amended, since the date of its most recent determination letter in any respect which would adversely affect its qualification. The Company has furnished to Buyer the three most recent actuarial reports with respect to each Benefit Plan that is a defined benefit pension plan, as defined by Section 3(35) of ERISA. The information supplied to the actuary by the Company and its ERISA Affiliates for use in preparing those reports was complete and accurate.

The conclusions expressed in those reports are complete and correct in all material respects. No event has occurred since the date of the most recent such actuarial report that had, or is likely to have, a materially adverse effect on the ratio of plan assets to the actuarial present value of plan obligations for accumulated benefits shown in such report.

     (d) Section 3.12(d) of the Company Disclosure Schedule lists: (1) the excess of the liabilities, determined using the accumulated benefit obligation methodology of Statement of Financial Accounting Standards No. 87, of any Benefit Plan subject to Title IV of ERISA over the fair market value of such Benefit Plan's assets (2) the amount of any unfunded deferred compensation and
(3) the actuarially determined present value of any obligation to provide retiree medical or life insurance benefits determined in accordance with Statement of Financial Accounting Standard No. 106. For the purposes of this
Section 3.12(d) unfunded liabilities and projected costs have been determined by the Company and its actuaries using actuarial methods and assumptions that are, singly and in the aggregate, reasonable taking into account circumstances known to them on the date of this Agreement, and, except as adjusted to satisfy the requirements that such assumptions be reasonable, consistent with prior practice.

     (e) Multiemployer Plans.

         (i) Section 3.12(e)(i) of the Company Disclosure Schedule lists each Benefit Plan that is a multiemployer pension plan.

         (ii) All required contributions, withdrawal liability payments or other payments of any type that the Company or any ERISA Affiliate have been obligated to make to any multiemployer pension plan have been duly and timely made. Any withdrawal liability incurred with respect to any multiemployer pension plan has been fully paid as of the date hereof.

         (iii) Neither the Company nor any ERISA Affiliate has undertaken any course of action that could reasonably be expected to lead to a complete or partial withdrawal from any multiemployer pension plan.

         (iv) Neither the Company nor any ERISA Affiliate is subject to any liability, contingent or accrued, arising out of a transaction described in
Section 4204 of ERISA.

         (v)   Set forth next to each multiemployer pension plan listed on
Schedule 3.12(e)(i) of the Company Disclosure Schedule, is the amount of the withdrawal liability that would be incurred by the Company or any ERISA Affiliate with respect to such plan, under Section 4201 of ERISA, if the Company or any ERISA Affiliate were to completely withdraw from such multiemployer pension plan on the date hereof.

     (f) Except as set forth on Section 3.12(f) of the Company Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the Transactions will not (i) require the Company, any ERISA Affiliate or any of the Company's subsidiaries to pay greater compensation or make a larger contribution to, or pay greater benefits or accelerate payment or vesting of a benefit under, any Benefit Plan or any other program, agreement, policy or arrangement or (ii) create or give rise to any additional vested rights or service credits under any Benefit Plan or any other program, agreement, policy or arrangement.

     (g) Except as set forth in Section 3.12(g) of the Company Disclosure Schedule, neither the Company nor any ERISA Affiliate or any of the Company's subsidiaries is a party to or is bound by any severance agreement, program or policy.

     (h) Except as set forth in Section 3.12(h) of the Company Disclosure Schedule, no Benefit Plan provides benefits, including without limitation, death or medical benefits, beyond termination of employment or retirement other than
(i) coverage mandated by law or (ii) death or retirement benefits under a Benefit Plan qualified under Section 401(a) of the Code. Neither the Company nor any ERISA Affiliate or any of the Company's subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide any person with life, medical, dental or disability benefits for any period of time beyond retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code.

     (i) With respect to any Benefit Plan that is an employee welfare benefit plan (as defined in Section 3(1) of ERISA), (i) no such Benefit Plan in funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, (ii) each such Benefit Plan that is a "group health plan", as such term is defined in Section 5000(b)(l) of the Code, complies in all material respects with the applicable requirements of Sections 601 through 608 of ERISA and Section 4980B(f) of the Code, and (iii) each such Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company or any ERISA Affiliate or any of the Company's subsidiaries on or at any time after the consummation of the Offer.

     (j) Except as set forth in Schedule 3.12(a) of the Company Disclosure Schedule, there is no material pension, welfare, bonus, stock purchase, stock ownership, stock option, deferred compensation, incentive, severance, termination or other compensation plan or arrangement, or other material employee fringe benefit plan presently maintained by, or contributed to by the Company, or any ERISA Affiliate which is for the benefit of any employee of the Company or any ERISA Affiliate, including any such plan required to be maintained or contributed to by the law of the relevant jurisdiction, maintained outside the jurisdiction of the United States.

     (k) The Company and its subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act and the regulations promulgated thereunder (the "WARN Act") and do not reasonably expect to incur any such liability as a result of actions taken or not taken prior to the Effective Time. Section 3.12(k) of the Company Disclosure Schedule lists (i) all the employees terminated or laid off by the Company and its subsidiaries during the 90 days prior to the date hereof and
(ii) all the employees of the Company or its subsidiaries who have experienced a reduction in hours of work of more than 50% (other than voluntary reductions in hours per week) during any month during the 90 days prior to the date hereof and describes all notices given by the Company and its subsidiaries in connection with the WARN Act.

     Section 3.13. Taxes. (a) (i) All federal income Tax Returns and all other
                   -----
material Tax Returns (as defined herein) that are required to be filed by or with respect to the Company or any of its subsidiaries have been timely filed, and all such Tax Returns are true, complete and accurate in all material respects and correctly reflect the income, or other measure of Tax (as defined herein), required to be shown thereon in all material respects, (ii) except as disclosed in Section 3.13(a)(ii) of the Company Disclosure Schedule, all Taxes that are due have been paid in full, and (iii) the most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all Taxes of the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

     (b) Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, no material Tax Return of the Company or any of its subsidiaries is under audit or examination by any taxing authority, and no written notice of such an audit or examination has been received by the Company or a subsidiary.

     (c) Except as set forth in Section 3.13(c) of the Company Disclosure Schedule, there is not in force any extension of time with respect to the due date for the filing of any Tax Return or any waiver or agreement for any extension of time for the assessment or payment of any Tax due with respect to the period covered by any Tax Return.

     (d) Except as set forth in Section 3.13(d) of the Company Disclosure Schedule, there is no material issue raised or claim against the Company or any of its subsidiaries for any Taxes, and no assessments, deficiency or adjustment has been asserted or proposed with respect to any Tax Return and no material issues relating to Taxes were raised in writing by a taxing authority in a completed audit or examination that can reasonably be expected to recur in a later taxable period.

     (e) Except as set forth in Section 3.13(e) of the Company Disclosure Schedule, since January 1, 1993, none of the Company and its subsidiaries, has been a member of an affiliated group filing a consolidated federal income Tax Return other than the affiliated group of which the Company is the common parent corporation.

     (f) There are no material Liens for Taxes on the assets of the Company or any of its subsidiaries.

     (g) Except as set forth in Section 3.13(g) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is bound by any tax sharing, tax indemnity or similar agreement with respect to Taxes.

          As used herein, "Tax Returns" shall mean all returns and reports of or
                           -----------
with respect to any Tax which are required to be filed by or with respect to the Company or any of its subsidiaries, and "Taxes" shall mean (i) all taxes, charges, imposts, tariffs, fees, levies or other similar assessments or liabilities, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, payroll and franchises imposed by or under any statute, law, rule or regulation, and such terms shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof; (ii) liability of the Company or any fiduciary for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, combined consolidated or unitary group for any taxable period and
(iii) liability of the Company or any subsidiary for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

     Section 3.14. No Excess Parachute Payments; Termination Payments; Section
                   -----------------------------------------------------------
162(m) of the Code. Except as set forth in Section 3.14 of the Company
------------------
Disclosure Schedule, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of either of the Company or any of their affiliates who is a "disqualified individual" (as is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan would not be characterized as an "excess parachute payment" (as is defined in Section 280G(b)(1) of the Code). Except as set forth in Section 3.14 of the Company Disclosure Schedule, there are no payments that the Company or any of its subsidiaries, or the Surviving Corporation is or would be required to make to any of the Company's current or former employees or to any third party which payment is contingent upon a change of control of the Company or any of its subsidiaries or payable as a result of the Transactions, including, without limitation, the termination of any of the Company's or any of its subsidiaries' employees after the Effective Time. The disallowance of a deduction under
Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any of its subsidiaries under any commitment, program, arrangement or understanding.

     Section 3.15. Compliance with Applicable Laws. Except for any of the
                   -------------------------------
following which, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on the Company or which are otherwise specifically disclosed in the Filed Company SEC Documents or set forth on Section 3.15 of the Company Disclosure Statement:

     (a) To the Company's knowledge, the Company and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits (including Environmental Permits (as defined herein)) and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit. Each of the Company and its subsidiaries is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity. "Environmental Permit" means any permit, license, approval or other authorization issued under any applicable law, regulation and other requirement of any country, state, municipality or other subdivision thereof relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases of pollutants, contaminants, hazardous substances, toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment storage, disposal, transport, or handling of chemical substances, pollutants, contaminants or hazardous or toxic materials or wastes.

     (b) To the Company's knowledge, each of the Company and its subsidiaries and their respective properties, assets, businesses and operations is, and has been, and each of the Company's former subsidiaries, while subsidiaries of the Company and their respective properties, assets, businesses and operations, was, in compliance with all applicable Environmental Laws (as defined herein) and Environmental Permits. The term "Environmental Laws" means any federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization, including the requirement to register underground storage tanks, relating to: (i) emissions, discharges, releases or threatened releases of Hazardous Material (as defined herein) into the environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; or (ii) the generation, treatment, storage, recycling, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material; including without limitation, the following statutes, their implementing regulations and any state corollaries: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq. and the Clean Air Act, 42 U.S.C.
Section 7401 et seq.

     (c) To the Company's knowledge, during the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously-owned or operated properties, there have been no Releases (as defined herein) of Hazardous Material in, on, under, or from such properties which has contaminated such properties or any surrounding site or any off-site location. To the Company's knowledge, prior to the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously-owned or operated properties there were no releases of Hazardous Material in, on or from such properties which has contaminated any such property or any surrounding site or any off-site location. "Hazardous Materials" means
(l) hazardous materials, pollutants or contaminants, medical, hazardous or infectious wastes, hazardous waste constituents, hazardous chemicals, hazardous or toxic pollutants, and hazardous or toxic substances as those terms are defined in or regulated by any Environmental Law, (2) petroleum, including crude oil and any fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof, (4) radioactive materials including, without limitation, source byproduct or special nuclear materials and (5) pesticides. "Releases" means spills, leaks, discharges, disposal, pumping, pouring, emissions, injection, emptying, leaching, dumping or allowing to escape.

     (d) To the Company's knowledge, the Company and its subsidiaries and their respective properties, assets, businesses and operations are not subject to any Environmental Claims (direct or contingent) or Environmental Liabilities (as such terms are defined herein) arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof or for which the Company and its subsidiaries are responsible, including without limitation, any such Environmental Claims or Environmental Liabilities arising from or based upon the ownership or operation of assets, businesses or properties of the Company or any subsidiary or their respective predecessors, and (ii) neither the Company nor any of its subsidiaries has received any notice of any violation of any

     Environmental Law or Environmental Permit or any Environmental Claim in connection with their respective assets, properties, businesses or operations, or, in each case, those of their respective predecessors. Without regard to the potential for a Material Adverse Effect on the Company, the Company has provided to Purchaser and has disclosed on Section 3.15(d) of the Company Disclosure Schedule all material environmental assessment reports prepared by, on behalf of or, to the extent in the Company's or any subsidiary's possession or contract, relating to the Company or any subsidiary since January 1, 1993 regarding the environmental condition of the Company's properties or the environmental compliance of the Company or any subsidiary. The term "Environmental Claim" means any third party (including governmental agencies, regulatory agencies, employees or other private parties) action, lawsuit, claim, investigation proceeding (including claims or proceedings under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (i) noise; (ii) pollution or contamination of the air, surface water, ground water, land or structure; (iii) solid (including hazardous, waste), gaseous or liquid waste (including hazardous waste) generation, handling, treatment, storage, disposal or transportation; (iv) exposure to hazardous or toxic substances; (v) the safety or health of employees; or (vi) the manufacture, processing, distribution in commerce, use, or storage of chemical or other Hazardous Materials. An "Environmental Claim" includes, but is not limited, to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit of the Company or any of its subsidiaries, or to adopt or amend a regulation to the extent that such a proceeding attempts to redress violations of such an Environmental Permit as alleged by a federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority. The term "Environmental Liabilities" includes all costs arising from any Environmental Claim or violation or alleged violation or circumstance or condition which would give rise to a violation or liability under any Environmental Permit or Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including but not limited to: remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to property, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, including reasonable attorney's fees and court costs.

     (e) Notwithstanding anything to the contrary in this Agreement, neither the Company nor Purchaser is required to: (i) with respect to the Plainville Property (as defined herein), file any forms (other than as may be required under the Connecticut Property Transfer Law) or (ii) with respect to any other properties or assets owned, leased or operated by the Company, obtain any consent, order, authorization or approval of, or make any registration, declaration or filing with, any Governmental Entity under any Environmental Law as a result of or in connection with the execution and delivery of this Agreement or the consummation by the Company of the Transactions.

     Section 3.16. State Takeover Statutes. The Company has taken all action
                   -----------------------
necessary to render the provisions of any anti-takeover statute, rule or regulation that to the Company's knowledge may be applicable to the Transactions (including Sections 2538 through 2588, inclusive, of the PBCL) inapplicable to Parent, Purchaser and their respective affiliates, and to the Offer, the Merger and the Tender and Option Agreement and this Agreement and the other Transactions. The Board of Directors of the Company has approved the Merger and the Tender and Option Agreement and this Agreement and the other Transactions. Except for an exemptive filing under the Pennsylvania Takeover Disclosure Law, no Pennsylvania anti-takeover statute, rule or regulation (other than Sections 1921 through 1930 of the PBCL and provisions of the PBCL generally applicable to the powers of a corporation and the duties and powers of its board of directors in a takeover context, including Sections 1502(a)(18), 1525(b), 1715 and 2513) is applicable to the Transactions, including the Merger. To the Company's knowledge, no other "fair price," "moratorium," "control share acquisition," "business combination," or other state takeover statute or similar statute or regulation applies or purports to apply to the Company, Parent, Purchaser, affiliates of Parent or Purchaser, the Offer, the Merger, the Tender and Option Agreement, this Agreement, or any of the other Transactions based upon the Company's operations. As a result of the foregoing actions, the only corporate action required to authorize the Merger is the Company Shareholder Approval and no further action is required to authorize the other Transactions.

     Section 3.17. Contracts.  Section 3.17 to the Company Disclosure Schedule
                   ---------
lists, under the relevant heading, all oral or written contracts, agreements, arrangements, guarantees, licenses, leases and executory commitments (each a "Contract"), other than Benefit Plans, agreements disclosed on Section 3.11 to the Company Disclosure Schedule and any Contracts heretofore filed as an exhibit to any Filed Company SEC Document, that exist as of the date hereof to which the Company or any of its subsidiaries is a party or by which it is bound and which fall within any of the following categories: (a) Contracts not entered into in the ordinary course of the Company's and its subsidiaries' businesses other than those that individually or in the aggregate are not material to the business of the Company and its subsidiaries, taken as a whole, (b) joint venture and partnership agreements, (c) Contracts containing covenants purporting to limit the freedom of the Company or any of its subsidiaries to compete in any line of business in any geographic area or to hire any individual or group of individuals, (d) Contracts which after the consummation of any of the Transactions would have the effect of limiting the freedom of Parent or any of its subsidiaries to compete in any line of business in any geographic area or to hire any individual or group of individuals, (e) Contracts which contain minimum purchase conditions in excess of $100,000 with respect to inventory purchases for resale, and $100,000 in the case of everything else, or requirements or other terms that restrict or limit the purchasing or distribution relationships of the Company or its affiliates (including after consummation of any of the Transactions), Parent or any of its affiliates, or any customer, licensee or lessee thereof, (f) Contracts relating to any outstanding commitment for capital expenditures in excess of $50,000, (g) indentures, mortgages, promissory notes, loan agreements or guarantees of borrowed money, letters of credit or other agreements or instruments of the Company or its subsidiaries or commitments for the borrowing or the lending by the Company of amounts in excess of $100,000 in the aggregate or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of the Company with an aggregate value in excess of $100,000, (h) Contracts providing for "earn-outs" or other contingent payments by the Company involving more than $100,000 per contract over the terms of all such Contracts, (i) Contracts associated with off balance sheet financing in excess of $100,000 in the aggregate, including but not limited to arrangements for the sale of receivables, (j) Licenses, (k) stock purchase agreements, asset purchase agreements or other acquisition or divestiture agreements where the consideration in any individual transaction exceeds $100,000 since January 1, 1998, (l) material Contracts with respect to which a change in the ownership (whether directly or indirectly) of the Securities or the composition of the Board of Directors of the Company may result in a violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of benefits under such Contract or (m) any other agreement which is material to the Company, irrespective of amount. All Contracts to which the Company or any subsidiary is a party or by which it is bound are valid and binding obligations of the Company or such subsidiary and, to the knowledge of the Company, the valid and binding obligation of each other party thereto except such Contracts which if not so valid and binding could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor, to the knowledge of the Company, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any such Contract except such violations or defaults under or terminations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. Set forth in Section 3.17(n) to the Company Disclosure Schedule is the amount of the annual premium currently paid by the Company for its directors' and officers' liability insurance. The Company has delivered true and correct copies of the Contracts and Licenses set forth on Section 3.17(o) to the Company Disclosure Schedule and the waivers and consents thereto as are necessary to provide that the consummation of the transactions contemplated by this Agreement will not have any affect on the Company's rights or obligations under such Contracts or Licenses or conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the material properties or assets of the Company or any subsidiaries under, or result in the termination of such Contracts or Licenses.

     Section 3.18. Labor Matters. Except to the extent set forth in Section 3.18
                   -------------
of the Company Disclosure Schedule, (a) no employee of the Company or any of its subsidiaries is represented by any union or other labor organization; (b) the Company and all of its subsidiaries are in material compliance with applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice; (c) there is no unfair labor practice complaint against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened by or before the National Labor Relations Board or any other Governmental Entity; (d) there is no labor strike, material dispute, material slowdown, representation campaign or work stoppage pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries;
(e) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against the Company or its subsidiaries; and (f) neither the Company or any of its subsidiaries has experienced any material work stoppage since January 1, 1998. The Company and its subsidiaries are in material compliance with all applicable federal, state, local or foreign labor laws, rule and regulations.

     Section 3.19. Title to Properties. (a) The Company and its subsidiaries
                   -------------------
have good, valid and marketable title to, or valid leasehold interests in, all their material tangible properties and assets except for such as are no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not materially interfere with their ability to conduct their respective businesses as currently conducted or are otherwise set forth on Section 3.19 of the Company Disclosure Statement. All such material properties and assets, other than properties and assets in which the Company or any of its subsidiaries has leasehold interests, are free and clear of all Liens, except for Liens that, individually or in the aggregate, do not and will not materially interfere with the ability of the Company and its subsidiaries to conduct their respective businesses substantially as currently conducted. Section 3.19(a) of the Company Disclosure Schedule sets forth the addresses of the real property owned by the Company and its subsidiaries.

     (b) The Company and each of its subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. The Company and each of its subsidiaries enjoy peaceful and undisturbed possession under all such material leases.

     Section 3.20. Undisclosed Liabilities. To the Company's knowledge, except
                   -----------------------
as and to the extent specifically disclosed in the Filed Company SEC Documents or accrued on the September 30, 1999 balance sheet included in the Filed Company SEC Documents, or as set forth in Section 3.20 of the Company Disclosure Schedule, and except for liabilities incurred in the ordinary course of business consistent with prior practice and otherwise not in contravention of this Agreement, the Company does not have any liabilities or obligations of any nature (whether absolute, contingent or otherwise, and whether or not required to be reflected or reserved against in a consolidated balance sheet of the Company and its subsidiaries prepared in accordance with United States generally accepted accounting principles) that would, individually or in the aggregate, have a Material Adverse Effect on the Company.

     Section 3.21. Opinion of Company Financial Advisor. The Company has
                   ------------------------------------
received the opinion of Houlihan Lokey, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the Company's stockholders is fair to each class of the Company's stockholders from a financial point of view, a signed copy of which opinion has been delivered to Parent, and such opinion has not been amended, modified or revoked in a manner adverse to Parent or Purchaser. The Company has been authorized by the Company Financial Advisor to permit the inclusion of such fairness opinion (and, subject to prior review and consent by such Company Financial Advisor, a reference thereto) in the Offer Documents and in Schedule 14D-9 and the Proxy Statement.

     Section 3.22. Intellectual Property.
                   ---------------------

                   (a) Except to the extent the failure of any of the following would not, individually or in the aggregate, have a Material Adverse Effect on the Company:

                       (i) The Company and each of its subsidiaries owns free and clear of any Liens, claims, or similar encumbrances, and has the right to bring actions for the infringement, dilution, misappropriation or other violation of, and/or is licensed to use all patents and patent applications, trademarks, service marks, trade names, and registrations and applications for registration of industrial designs, copyrights, mask works, trademarks, service marks, trade names, trade dress, and all domain names, technology, inventions, know-how, trade secrets, product designs, services procedures, processes and all agreements and other rights with respect to intellectual property and computer programs (collectively, "Intellectual Property") used in or necessary for the conduct of Company's business as currently conducted in all material respects and as proposed to be conducted.

                    (ii) To the extent that any works of authorship, materials, products, technology or software have been developed or created independently or jointly by any person other than the Company for which the Company has, directly or indirectly, paid, the Company has a written agreement with such person with respect thereto, and the Company thereby has obtained ownership of, and is the exclusive owner of, all Intellectual Property therein or thereto by operation of law or by valid assignment. In each case in which either the Company has acquired any Intellectual Property from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property to the Company.

                    (iii) All of the patents, industrial design registrations, trademark and service mark registrations, copyright registrations, mask work registrations and domain name registrations, and all applications for such registrations, owned by the Company are, and, to the knowledge of the Company, those licensed to the Company are, valid and in full force, are (in the case of those owned by the Company) held of record in the name of the Company, are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity, and all necessary registration, maintenance and renewal fees in connection with such patents and registrations have been paid and all necessary documents and certificates in connection with such patents and registrations have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such patents and registrations.

                    (iv) To the Company's knowledge, the use of such Intellectual Property by the Company and its subsidiaries in the conduct of their business as currently conducted and as proposed to be conducted does not infringe on the rights of any party.

                    (v) To the Company's knowledge, no person is infringing on any right of the Company or any of its subsidiaries with respect to such Intellectual Property.

                    (vi) The Company and its subsidiaries are not, and the consummation of the Transactions will not cause them to be, in breach or violation of any agreement relating to the use of any of its Intellectual Property, and they have not received any notification, written or oral, from any third party that there is any such violation, breach, or inability to perform under any such agreement.

                    (vii) There are no agreements, written or oral, which limit any rights by the Company or any of its subsidiaries to use any of the Intellectual Property owned by them.

                    (viii) To the Company's knowledge, none of the material trade secrets, know- how or other confidential or proprietary information of the Company or any Subsidiary has been disclosed to any person unless such disclosure was necessary, and was made pursuant to an appropriate confidentiality agreement.

                    (ix) Except as disclosed in Section 3.22(a)(ix) of the Company Disclosure Schedule, the Company has not given any indemnification to any third party against infringement of such Intellectual Property rights, and the Company has not agreed to, or assumed, any obligation or duty to indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission to any third party with respect to the infringement, dilution, misappropriation or other violation of the Intellectual Property of the Company or any other third party.

          (b) Except as disclosed in Section 3.22(b) of the Company Disclosure Schedule, all products of the Company manufactured since January 1, 1996 (including products currently under development) and all of the Company's Information Technology (as defined below) are capable of accurately processing, calculating, manipulating, storing and exchanging date/time data from, into, and between the twentieth and twenty-first centuries, including, without limitation, the years 1999 and 2000 and any leap year calculations, provided that all other information technology used in combination with such software properly exchanges date/time date with such software, and will not cause a material interruption in the ongoing operations of the Company's business on or after January 1, 2000. For purposes of the foregoing, the term "Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by the Company in the conduct of its business, or purchased or otherwise obtained by the Company from third party suppliers.

          (c) The Company and each of its affiliates requires employees to execute, and has in fact received or will obtain prior to the expiration date of the Offer from each such employee necessary to preserve the Licenses, as amended, an executed Employee Confidentiality Agreement that, among other things, obligates such employees to protect the Company's confidential information and the confidential information the Company receives from its customers and vendors. The Company further represents that any amendment, alteration, improvement or other change to the Company's procedures involving confidential information, including but not limited to such changes required as a condition of consent to the transfer of the Wonderware OEM Master Software License Agreement dated June 6, 1997, as amended, could not reasonably be expected to have a Material Adverse Effect on the Company or result in a material change in the Company's business as presently conducted and as proposed to be conducted.

     Section 3.23. Insurance. The Company and its subsidiaries maintain policies
                   ---------
of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are in the Company's judgment, reasonable for the assets and properties of the Company and its subsidiaries and customary in the Company's industry. Except as set forth in
Section 3.23 of the Company's Disclosure Schedule, all such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such policy.

     Section 3.24. Affiliate Transactions. Section 3.24 of the Company
                   ----------------------
Disclosure Schedule sets forth a true and complete list (including names of parties, amounts involved and brief descriptions) of all transactions, agreements, arrangements or understandings (or series thereof), written or oral, between the Company or any of its subsidiaries and any of its or their directors or executive officers (including, in the case of natural persons, any of such persons' relatives or affiliates, but excluding any dealings exclusively among the Company and its subsidiaries) currently existing or effected or entered into since January 1, 1998 involving amounts in excess of $60,000, other than any such transactions, agreements, arrangements or understandings otherwise specifically disclosed in the Filed Company SEC Documents.

     Section 3.25. Indemnification Claims. Other than as set forth on Section
                   ----------------------
3.25 of the Company Disclosure Schedule, the Company is not aware of any indemnification, breach of contract or similar claims by or against the Company or any of its subsidiaries which are pending or threatened (or which could be reasonably expected to be made in the future), in each case in excess of $50,000 in amount, with respect to any acquisition or disposition by the Company of any assets or businesses.

     Section 3.26. Absence of Questionable Payments. To the Company's knowledge,
                   --------------------------------
neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. To the Company's knowledge, neither the Company nor any of its subsidiaries nor any current director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has accepted or received any unlawful contributions, payments, gifts, or expenditures. To the Company's knowledge, the Company and each of its subsidiaries which is required to file reports pursuant to Section 12 or 15(d) of the Exchange Act is in compliance with the provisions of Section 13(b) of the Exchange Act.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

      Parent and Purchaser represent and warrant to the Company as follows:

     Section 4.1. Organization and Qualification. Each of Parent and Purchaser
                  ------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business as it is now being conducted. Each of Parent and Purchaser is duly qualified as a foreign corporation or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing could not reasonably be expected to prevent or materially delay the consummation of the Offer or the Merger. Purchaser is a wholly owned subsidiary of Parent, and Parent is an indirect wholly owned subsidiary of Siemens Aktiengesellschaft.

     Section 4.2. Authority Relative to this Agreement. Each of Parent and
                  ------------------------------------
Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by Parent or Purchaser prior to or at the Effective Time, to perform its obligations hereunder and thereunder, and to consummate the Transactions. The execution and delivery by Parent and Purchaser of this Agreement and each instrument required hereby to be exercised and delivered by Parent or Purchaser prior to or at the

Effective Time and the performance of their respective obligations hereunder and thereunder, and the consummation by Parent and Purchaser of the Transactions have been duly and validly authorized by the respective Boards of Directors of Parent and Purchaser, and the shareholder of Purchaser, and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement, or commence the Offer or to consummate the Transactions (including the Offer) other than filing and recordation of appropriate merger documents as required by the PBCL or the merger filing required by the German Federal Cartel Authority and publication after consummation of the offer of an ad-hoc disclosure pursuant to Section 15 of the German Securities Trading Act. This Agreement has been duly and validly executed and delivered by each of Parent and Purchaser and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms.

     Section 4.3. Proxy Statement. None of the information supplied in writing
                  ---------------
by Parent, Purchaser and their respective affiliates specifically for inclusion in the Proxy Statement, if required, shall, at the time the Proxy Statement is mailed, at the time of the Shareholder Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Parent and Purchaser make no representation or warranty as to any of the information relating to and supplied by or on behalf of the Company specifically for inclusion in the Proxy Statement. If, at any time prior to the Effective Time, any event relating to Parent or any of its affiliates, officers or directors is discovered by Parent that should be set forth in a supplement to the Proxy Statement, Parent will promptly inform the Company.

     Section 4.4. Consents and Approvals; No Violation. Subject to the taking of
                  ------------------------------------
the actions described in the immediately succeeding sentence, the execution and delivery of this Agreement do not, and the consummation of the Transactions will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the material properties or assets of Parent under (i) the certificate of incorporation or bylaws of Parent or Purchaser, (ii) any loan or credit agreement, note, bond, indenture, lease or other agreement, instrument or Permit applicable to Parent or Purchaser or their respective properties or assets, (iii) any judgment, order, writ, injunction, decree, law, statute, ordinance, rule or regulation applicable to Parent or Purchaser or their respective properties or assets, other than, in the case of clause (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) impair in any material respect the ability of Parent and Purchaser to perform their respective obligations under this Agreement or (y) prevent or impede the consummation of any of the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other person is required by Parent or Purchaser in connection with the execution and delivery of this Agreement or the consummation by Parent or Purchaser, as the case may be, of any of the Transactions, except (A) in connection with the HSR Act or in connection with the German Act Against Restraints on Competition (the "GWB Act") or under applicable foreign law, including, without limitation, the antitrust laws or laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade and any filings and consents which may be required by any foreign environmental, health or safety laws or regulations pertaining to any notification, disclosure or required approval triggered by the Merger or the Transactions, (B) pursuant to the Securities Act, and the Exchange Act, (C) the filing of the Articles of Merger pursuant to the PBCL, (D) such consents, approvals, orders, authorizations, registrations and declarations as may be required under the law of any foreign country in which the Parent or any of its subsidiaries conducts any business or owns any assets, (E) such filings and approvals as may be required under the "blue sky," takeover or securities laws of various states, or (F) the filing of reports with the U.S. Department of Commerce regarding foreign direct investment in the United States, (G) publication after consummation of the Offer of an ad-hoc disclosure pursuant to
Section 15 of the German Securities Trading Act or (H) where the failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not prevent or delay consummation of the Offer or the Merger or would not otherwise prevent Parent from performing its obligations under this Agreement or where the requirement to obtain such consent, approval, authorization or permit, or to make such filing or notification arises from the regulatory status of the Company or its subsidiaries.

     Section 4.5. Financing. Parent will have at each of (i) the time of
                  ---------
acceptance for purchase by Purchaser of Securities pursuant to the Offer and
(ii) the Effective Time, and will make available to Purchaser (or cause to be made available), the funds necessary to consummate the Offer and the Merger on the terms contemplated by this Agreement. In this connection, Parent has previously provided the Company with financial information with respect to Parent pursuant to a letter dated January 12, 2000 and Parent represents that such financial information is materially accurate.

     Section 4.6. Brokerage Fees and Commissions. Except for those fees and
                  ------------------------------
expenses payable to Goldman, Sachs & Co. oHG, a German entity, no person is entitled to receive any investment banking brokerage or finder's fee or commission in connection with this Agreement or the Transactions based upon arrangements may by or on behalf of Parent or Purchaser.

     Section 4.7. Schedule 14D-1; Offer Documents. Neither the Schedule 14D-1,
                  -------------------------------
the Offer Documents nor any information supplied by Parent or Purchaser in writing for inclusion in the Schedule 14D-9 shall, at the respective times the
Schedule 14D-9, the Schedule 14D-1, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to shareholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-1 and the Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by Parent or Purchaser with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

                                   ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

     Section 5.1. Conduct of Business of the Company Pending the Merger. The
                  -----------------------------------------------------
Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Parent, it will and will cause each of its subsidiaries to:

               (a) operate its business in the usual and ordinary course consistent with past practices;

               (b) use its reasonable best efforts to preserve intact its business organization, maintain its rights and franchises, retain the services of its respective key employees and maintain its relationships with its respective customers and suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time;

               (c) maintain and keep its material properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

               (d) use its reasonable best efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

     Section 5.2. Prohibited Actions by the Company. Without limiting the
                  ---------------------------------
generality of Section 5.1, except as set forth in Section 5.2 of the Company Disclosure Schedule, the Company covenants and agrees that, except as expressly contemplated by this Agreement or otherwise consented to in writing by Parent, from the date of this Agreement until the Effective Time, it will not do, and will not permit any of its subsidiaries to do, any of the following:

               (a) (i) increase the compensation (or benefits) payable to or to become payable to any director or employee, except for increases in salary or wages of employees in the ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay (other than pursuant to the normal severance policy or practice of the Company or its subsidiaries as disclosed in Section 3.12 of the Company Disclosure Schedule and in effect on the date of this Agreement) to, or enter into or amend in any material respect any employment or severance agreement with, any employee; (iii) establish, adopt, enter into or amend any collective bargaining agreement or Benefit Plan of the Company or any Commonly Controlled Entity; or (iv) take any action to accelerate any rights or benefits, or make any determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement or Benefit Plan of the Company or any Commonly Controlled Entity;

               (b) declare, set aside or pay any dividend on, or make any other distribution in respect of (whether in cash, stock or property), outstanding shares of capital stock, except for regular quarterly dividends on the Company Preferred Stock consistent with past practices (including as to declaration, record and payment dates), each such quarterly dividend in no event to exceed $0.0125 per share of Company Preferred Stock and dividends by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company;

               (c) except as provided by Section 6.14 hereof, redeem, purchase or otherwise acquire, or offer or propose to redeem, purchase or otherwise acquire, any outstanding shares of capital stock (including, without limitation, the Company Preferred Stock) of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries (other than (i) any such acquisition by the Company or any of its wholly owned subsidiaries directly from any wholly owned subsidiary of the Company in exchange for capital contributions or loans to such subsidiary, or (ii) any acquisition, purchase, forfeiture or retirement of shares of Company Common Stock or the Options occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing Benefit Plan of the Company or any of its subsidiaries, in a manner otherwise consistent with the terms of this Agreement);

               (d) effect any reorganization or recapitalization; or split, combine or reclassify any of the capital stock of, or other equity interests in, the Company or any of its subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of such capital stock or such equity interests;

               (e) offer, sell, issue or grant, or authorize or propose the offering, sale, issuance or grant of, any shares of capital stock of, or other equity interests in, any securities convertible into or exchangeable for (or accelerate any right to convert or exchange securities for) any shares of capital stock of, or other equity interest in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, or any Voting Company Debt or other voting securities of, the Company or any of its subsidiaries, or any "phantom" stock, "phantom" stock rights, SARs or stock-based performance units, other than issuances of shares of Company Common Stock upon the exercise of the Options outstanding at the date of this Agreement in accordance with the terms thereof (as in effect on the date of this Agreement) and the acceleration of such Options as contemplated in Sections
2.10 and 6.8;

               (f) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets of any other person (other than the purchase of inventories and supplies from suppliers or vendors in the ordinary course of business and consistent with past practice and other than asset acquisitions which do not exceed $50,000 in any individual transaction or $100,000 in the aggregate);

               (g) sell, lease, exchange or otherwise dispose of, or grant any Lien with respect to, any of the properties or assets of the Company or any of its subsidiaries that are, individually or in the aggregate, material to the business of the Company and its subsidiaries, except for dispositions of excess or obsolete assets and sales of inventories in the ordinary course of business and consistent with past practice;

               (h) propose or adopt any amendments to its articles of incorporation or bylaws or other organizational documents;

               (i) effect any change in any accounting methods, principles or practices in effect as of December 31, 1998 affecting the reported consolidated assets, liabilities or results of operations of the Company, except as may be required by a change in generally accepted accounting principles;

               (j) (i) incur any indebtedness for borrowed money (other than borrowings for working capital purposes under the Company's existing revolving credit facility disclosed on Section 3.17 of the Company Disclosure Schedule which aggregate borrowings shall not exceed $5,000,000 at any time), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any such indebtedness or debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company;

               (k) enter into any Contract described in Section 3.17;

               (l) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

               (m) take any of the actions set forth in Section 3.4 not otherwise specified herein;

               (n) settle the terms of any material litigation affecting the Company or any of its subsidiaries;

               (o) make any Tax election except in a manner consistent with past practice, change any method of accounting for Tax purposes, or settle or compromise any material Tax liability;

               (p) make or agree to make any new capital expenditures other than capital expenditures which individually do not exceed $250,000 and which in the aggregate do not exceed $500,000 and provided such are in accordance with the capital expenditure budget previously provided to Parent; or

               (q) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty of the Company in this Agreement or the Tender and Option Agreement untrue or incorrect in any material respect or cause any condition set forth in Annex A to occur or any condition in
          Article VII to be unsatisfied.

                                   ARTICLE VI

                                    COVENANTS

     Section 6.1. No Solicitation.
                  ---------------

                  (a) From and after the date hereof until the Effective Time or the termination of this Agreement in accordance with Section 8.1, neither the Company nor any of its subsidiaries will directly or indirectly initiate, solicit or encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate, any inquiries or the making or submission of any Acquisition Proposal (as defined herein) or enter into or maintain or continue discussions or negotiate with any person or group in furtherance of such inquiries or to obtain or induce any person or group to make or submit an Acquisition Proposal or agree to or endorse any Acquisition Proposal or assist or participate in, facilitate or encourage, any effort or attempt by any other person or group to do or seek any of the foregoing or authorize or permit any of its officers, directors or employees or any of its subsidiaries or affiliates or any investment banker, financial advisor, attorney, accountant or other representative or agent retained by it or any of its subsidiaries to take any such action; provided, however, that nothing contained in this Agreement shall prohibit the Company or the Board of Directors of the Company from, prior to the earlier to occur of acceptance for payment of Securities pursuant to the Offer or adoption of this Agreement by the requisite vote of the stockholders of the Company, furnishing information to or entering into discussions or negotiations with any person or entity that makes an unsolicited (i.e. not solicited after the date of this Agreement) written, bona fide Acquisition Proposal that constitutes, or may reasonably be expected to lead to, any Superior Proposal (as defined herein), if, and only to the extent that (i) the Board of Directors of the Company, after consultation with and based upon the opinion of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines reasonably and in good faith that the failure to do so would reasonably be expected to constitute a breach of the fiduciary duty of the Board of Directors of the Company under applicable law and (ii) prior to taking such action the Company (x) delivers to Parent and Purchaser the notice required pursuant to Section 6.1(c) stating that it is taking such action and (y) receives from such person or group an executed confidentiality agreement that is not, in any material respect, less restrictive as to such person or entity than the Confidentiality Agreement and which, in any event, contains customary confidentiality and standstill restrictions and shall not contain any exclusivity provisions which would prohibit the Company from complying with its obligations under this Section 6.1 or otherwise under this Agreement. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 6.1 by any officer, director, employee or affiliate of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor, agent or representative of the Company or any of its subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section 6.1 by the Company.

               (b) Except as expressly permitted by this Section 6.1, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, modify in a manner adverse to Parent or Purchaser or fail to make, or propose to withdraw, modify in a manner adverse to Parent or Purchaser or fail to make its approval or recommendation of the Offer or the Merger or of the Tender and Option Agreement, this Agreement and the other Transactions, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, (iii) take any action not previously taken to render the provisions of any anti-takeover statute, rule or regulation (including Sections 2538 through 2588, inclusive, of the PBCL) inapplicable to any person (other than Parent, Purchaser or their affiliates) or group or to any Acquisition Proposal, or (iv) cause the Company to accept such Acquisition Proposal and/or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Acquisition Proposal; provided, however, that prior to the earlier to occur of acceptance for payment of Securities pursuant to the Offer or adoption of this Agreement by the requisite vote of the stockholders of the Company, the Board of Directors of the Company may terminate this Agreement pursuant to Section 8.1(d)(ii) if, and only to the extent that (A) such Acquisition Proposal is a Superior Proposal,
(B) the Board of Directors of the Company, after consultation with and based upon the written opinion of independent legal counsel (who may be the Company's regularly engaged independent counsel), determines reasonably and in good faith that the failure to do so would reasonably be expected to constitute a breach of the fiduciary duty of the Board of Directors of the Company under applicable law, (C) the Company shall, prior to or simultaneously with the taking of such action, have paid or pay to Parent or Purchaser or their designee the Termination Fee referred to in Section 8.3, (D) the Company is not in material breach of this Agreement, including without limitation this Section 6.1, (E) the Company shall have complied with its obligations under Section 8.1(d)(ii) and
(F) concurrently with such termination, the Company enters into a definitive acquisition agreement with respect to such Superior Proposal.

               (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) above, the Company shall promptly (and in any event, within one business day) advise Parent orally and in writing of any request for information or the submission or receipt of any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person making any such request, Acquisition Proposal or inquiry and the Company's response or responses thereto. The Company will keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry. Immediately following the execution of this Agreement, the Company will cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

               (d) "Acquisition Proposal" means an inquiry, offer or proposal
                    --------------------
regarding any of the following (other than the Transactions contemplated by this Agreement) involving the Company: (i) any merger, consolidation, share exchange, recapitalization, liquidation, dissolution, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of the Company and its subsidiaries, taken as a whole, or of any Material Business (as defined herein) or of any subsidiary or subsidiaries responsible for a Material Business in a single transaction or series of related transactions; (iii) any tender offer (including a self tender offer) or exchange offer that, if consummated, would result in any person or group beneficially owning more than 20% of the outstanding shares of any class of equity securities of the Company or its subsidiaries (or in the case of a person or group which beneficially owns more than 20% of the outstanding shares of any class of equity securities of the Company as of the date hereof, would result in such person or group increasing the percentage or number of shares of such class beneficially owned by such person or group) or the filing of a registration statement under the Securities Act in connection therewith; (iv) any acquisition of 20% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith or any other acquisition or disposition the consummation of which would prevent or materially diminish the benefits to Parent of the Merger; or (v) any public announcement by the Company or any third party of a proposal, plan or intention to do any of the foregoing or of any agreement to engage in any of the foregoing. "Superior Proposal" means any proposal made by one or more third parties to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction, all the shares of Company Common Stock and Company Preferred Stock then outstanding or all or substantially all of the assets of the Company and its subsidiaries which the Board of Directors of the Company determines reasonably and in good faith (based on the written opinion of Houlihan Lokey or another financial advisor of nationally recognized reputation) to be superior to each of (x) the holders of Company Common Stock and (y) the holders of Company Preferred Stock from a financial point of view (taking into account any changes to the terms of this Agreement and the Offer that have been proposed by Parent in response to such proposal) and to be more favorable to the Company and each of (x) the holders of Company Common Stock and (y) the holders of Company Preferred Stock (taking into account all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such proposal and the third party making such proposal and the conditions and prospects for completion of such proposal) than the Offer, the Merger and the other Transactions taken as a whole. "Material Business" means any business (or the assets needed to carry out such business) that contributed or represented 15% or more of the net sales, the net income or the assets (including equity securities) of the Company and its subsidiaries taken as a whole.



               (e) Nothing contained in this Section 6.1 shall prohibit the Company or the Board of Directors of the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if the Board of Directors of the Company, after consultation with and based upon the written opinion of independent legal counsel (who may be the Company's regularly engaged independent counsel), determines reasonably and in good faith that the failure to take such action would reasonably be expected to constitute a breach of the fiduciary duty of the Board of Directors under applicable law; provided that neither the Board of Directors of the Company nor any committee thereof withdraws or modifies, or proposes to withdraw or modify, the approval or recommendation of the Board of Directors of the Company of the Offer or the Merger or approves or recommends, or publicly proposes to approve or recommend, an Acquisition Proposal unless and until the Company and the Board of Directors of the Company have complied with all the provisions of this Section 6.1.

     Section 6.2. Access to Information. Between the date of this Agreement and
                  ---------------------
the Effective Time, the Company shall, and shall cause its subsidiaries to (a) afford to Parent and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives full access during normal business hours and at all other reasonable times to the officers, employees, agents, properties, offices and other facilities of the Company and its subsidiaries and to their books and records (including all Tax Returns and all books and records related to Taxes and such returns), (b) permit Parent to make such inspections as it may require (and the Company shall cooperate with Parent in any inspections, including, without limitation, environmental due diligence), and (c) furnish promptly to Parent and its representatives a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and such other information concerning the business, properties, contracts, records and personnel of the Company and its subsidiaries (including financial, operating and other data and information) in the possession of the Company or the Company's counsel, accountants or other consultants or agents as may be reasonably requested, from time to time, by or on behalf of Parent.

     Section 6.3. Confidentiality Agreement. The parties agree that the
                  -------------------------
provisions of the Confidentiality Agreement dated November 15, 1999 (the "Confidentiality Agreement") between Parent and the Company shall remain binding and in full force and effect in accordance with its terms. The parties shall comply with, and shall cause their respective representatives to comply with, all of their respective obligations under the Confidentiality Agreement until the Effective Time, at which time the Confidentiality Agreement shall terminate and be of no further force and effect.

     Section 6.4. Reasonable Best Efforts. (a) Subject to the terms and
                  -----------------------
conditions herein (including Section 6.1), each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as soon as reasonably practicable the Transactions. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and the Tender and Option Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Such reasonable best efforts shall apply to, without limitation, (i) the obtaining of all necessary consents, approvals or waivers from third parties and Governmental Entities necessary to the consummation of the Transactions and (ii) opposing vigorously any litigation or administrative proceeding relating to this Agreement and the Tender and Option Agreement or the transactions contemplated hereby and thereby, including, without limitation, promptly appealing any adverse court or agency order. Notwithstanding the foregoing or any other provisions contained in this Agreement or the Tender and Option Agreement to the contrary, neither Parent nor any of its affiliates shall be under any obligation of any kind to (i) respond to a second request for information under the HSR Act or to enter into any negotiations or to otherwise agree with or litigate against any Governmental Entity, including but not limited to any governmental or regulatory authority with jurisdiction over the enforcement of any applicable federal, state, local and foreign antitrust, competition or other similar laws, or (ii) otherwise agree with any Governmental Entity or any other party to sell or otherwise dispose of, agree to any limitations on the ownership or control of, or hold separate (through the establishment of a trust or otherwise) particular assets or categories of assets or businesses of any of the Company, its subsidiaries, Parent or any of Parent's affiliates.

               (b) The Company shall give and make all required and material notices and reports to the appropriate persons with respect to the Permits and Environmental Permits that may be necessary for the sale and purchase of the business and the ownership, operation and use of the assets of Surviving Corporation by Parent and Purchaser after the Effective Time. Subject to the other terms of this Agreement, each of the Company, Parent and Purchaser shall cooperate and use their respective reasonable best efforts to make all filings, to obtain all actions or nonactions, waivers, Permits and orders of Governmental Entities necessary to consummate the Transactions and to take all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity. Each of the parties hereto will furnish to the other parties such necessary information and reasonable assistance as such other parties may reasonably request in connection with the foregoing.

               (c) The Company shall use its reasonable best efforts to complete prior to the expiration of the Offer all activities, if any (including, without limitation, all investigation, remediation, notifications and certifications) required of the Company in connection with, and in compliance with, the Connecticut Property Transfer Law (Sections 22a-134 through 22a-134e of the Connecticut General Statutes, as amended by Public Act 95-183) (the "Connecticut Property Transfer Law") with respect to the 74 Northwest Drive, Plainville, Connecticut property (the "Plainville Property").

               (d) The Company and its Board of Directors shall (i) use its reasonable best efforts to ensure that no state takeover statute or similar statute, rule or regulation (including Sections 2538 through 2588, inclusive, of the PBCL) is or becomes applicable to the Offer, the Merger, this Agreement, the Tender and Option Agreement or any of the other Transactions contemplated by the foregoing and (ii) if any state takeover statute or similar statute, rule or regulation becomes applicable to the Offer, the Merger, this Agreement, the Tender and Option Agreement or any other Transactions, use its reasonable best efforts to ensure that the Offer, the Merger and the other Transactions, including the transactions contemplated by this Agreement and the Tender and Option Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Tender and Option Agreement and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other Transactions, including the Transactions contemplated by this Agreement, and the Tender and Option Agreement.

     Section 6.5. Indemnification of Directors and Officers.
                  -----------------------------------------
               (a) Parent and Purchaser agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time existing as of the date hereof in favor of the current or former directors or officers of the Company and its subsidiaries as provided in the Company and/or, if greater, such subsidiaries' respective articles of incorporation or bylaws shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of six years from the Effective Time. Parent shall cause to be maintained, if commercially available, for a period of six years from the Effective Time the Company's current directors' and officers' insurance and indemnification policy (the "D&O Insurance") (provided that Parent may substitute therefor, at its election, policies or financial guarantees with the same carriers or other obligors as insure Parent's directors and officers of at least the same coverage and amounts containing terms and conditions which are substantially similar to the existing

D&O Insurance to the extent that such insurance policies provide coverage for events occurring prior to the Effective Time for all persons who are or were directors and/or officers of the Company at any time prior to the Effective Time, so long as the annual premium to be paid by the Company after the Effective Time for such D&O Insurance during such six-year period would not exceed $133,875 per year. If, during such six- year period, such insurance coverage cannot be obtained at all or can only be obtained for an amount in excess of $133,875 per year, Parent shall use reasonable efforts to cause such insurance coverage to be obtained for an amount equal to $133,875 per year, on terms and conditions substantially similar to the existing D&O Insurance.

                   (b) If any claim or claims shall, subsequent to the Effective Time and within six years thereafter, be made in writing against any present or former director or officer of the Company or its subsidiaries based on or arising out of the services of such person prior to the Effective Time in the capacity of such person as a director or officer of the Company or its subsidiaries (and such director or officer shall have given Parent written notice of such claim or claims within such six year period), the provisions of
Section 6.5(a) respecting the rights to indemnify the current or former directors or officers under the articles of incorporation and bylaws of the Company and/or its subsidiaries shall continue in effect until the final disposition of all such claims.

                   (c) Notwithstanding anything to the contrary in this Section 6.5, neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which shall not be unreasonably withheld.

     Section 6.6.  Event Notices and Other Actions. (a) From and after the date
                   -------------------------------
of this Agreement until the Effective Time, the Company shall promptly notify Parent and Purchaser of (i) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which has resulted in, or could reasonably be expected to result in, any condition to the Offer set forth in Annex A, or any condition to the Merger set forth in Article VII, not being satisfied, (ii) the Company's failure to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which has resulted in, or could reasonably be expected to result in, any condition to the Offer set forth in Annex A, or any condition to the Merger set forth in Article VII, not being satisfied and (iii) any representation or warranty made by the Company contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified as to materiality becoming untrue or inaccurate in any material respect. The Company's delivery of any notice pursuant to this Section 6.6(a) shall not cure any breach of any representation or warranty of the Company contained in this Agreement or otherwise limit or affect the remedies available hereunder to Parent or Purchaser.

                   (b) The Company shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its subsidiaries to, take any action or nonaction that will, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Company set forth in this Agreement that is qualified as to materiality becoming untrue,
(ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 6.1 and subject to Section 6.4(a), any condition to the Offer set forth in Annex A, or any condition to the Merger set forth in Article VII, not being satisfied.

     Section 6.7.  Third Party Standstill Agreements. During the period from the
                   ---------------------------------
date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any material provision of any confidentiality or standstill or similar agreement to which the Company or any of its subsidiaries is a party (other than any involving Parent or Purchaser). Subject to the foregoing, during such period, the Company agrees to enforce and agrees to permit (and, to the fullest extent permitted under applicable law, hereby assigns its rights thereunder to Parent and Purchaser) Parent and Purchaser to enforce on its behalf and as third party beneficiaries thereof, to the fullest extent permitted under applicable law, the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court or other tribunal having jurisdiction. Notwithstanding the foregoing, nothing in this
Section 6.7 is intended to prevent the Company from exercising its rights under
Section 6.1 in accordance with the provisions of such Section. In addition, the Company hereby waives any rights the Company may have under any standstill or similar agreements to object to the transfer to Purchaser of all Securities held by stockholders covered by such standstill or similar agreements and hereby covenants not to consent to the transfer of any Securities held by such stockholders to any other person unless (i) the Company has obtained the specific, prior written consent of Parent with respect to any such transfer or
(ii) this Agreement has been terminated pursuant to Article VIII.

     Section 6.8.  Employee Stock Options; Employee Plans and Benefits and
                   -------------------------------------------------------
Employment Contracts.
--------------------

                   (a) Company Stock Option Plans. Simultaneously with the
                       --------------------------
execution of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Option Plans) shall adopt such resolutions or take such other actions as are required to effect the transactions contemplated by Section 2.10 in respect of all outstanding Options and thereafter the Board of Directors of the Company (or any such committee) shall adopt any such additional resolutions and take such additional actions as are required in furtherance of the foregoing.

                   (b) Payments in Respect of Options. Each Option cancelled
                       ------------------------------
pursuant to Section 2.10 shall, upon cancellation, be converted into the right to receive an amount in cash equal to the product of (i) the number of Securities subject to such Option and (ii) the excess, if any, of the Merger Consideration for Company Common Stock over the exercise price per share subject or related to such Option.

                   (c) Time of Payment. The amount described in subsection (b)
                       ---------------
shall be paid by the Company immediately before the Effective Time.

                   (d) Taxes; Interest. All amounts payable pursuant to Section
                       ---------------
2.10 and Section 6.8(b) and (c) shall be subject to any required withholding of taxes and shall be paid without interest.

                   (e) Termination of Equity-Based Compensation. No further
                       ----------------------------------------
grants of Options shall be made under the Company Stock Option Plans after the date of this Agreement, and the provision in any other Benefit Plan providing for the potential issuance, transfer or grant of any capital stock of the Company or any of its subsidiaries or any interest, or release of restrictions in respect of any capital stock of the Company or any of its subsidiaries shall be deleted, and the Company Stock Options Plans shall be terminated, as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of an Option (whether or not outstanding as of the Effective Time), restricted stock, derivative security, or any participant in any other Benefit Plan shall have any right thereunder to acquire any capital stock of the Company or any of its subsidiaries or the Surviving Corporation. No participant in the Company Stock Option Plans shall be entitled to receive any other payment or benefit thereunder except as provided in Section 2.10 and Section 6.8.

                   (f) Employment Agreement. From and after the Effective Time,
                       --------------------
Parent and Purchaser shall, and shall cause the Surviving Corporation to honor in accordance with its terms the existing employment agreement listed in Section 6.8(f) of the Company Disclosure Schedule.

                   (g) Executive Incentive Plan. Parent and Purchaser shall and
                       ------------------------
shall cause the Surviving Corporation to honor the amounts due to any officer, director or employee of the Company pursuant to the Executive Incentive Plan under any relevant calculation periods for such plan which closed prior to January 1, 2000. Parent and Purchaser make no commitment that the Surviving Corporation will continue the Executive Incentive Plan.

                   (h) No Right to Employment. Nothing contained in this
                       ----------------------
Agreement shall confer upon any employee of the Company, any ERISA Affiliate or any of the Company's subsidiaries any right with respect to employment by Parent, the Purchaser or any of the Parent's subsidiaries, nor shall anything herein interfere with the right of Parent, the Purchaser or any of the Parent's subsidiaries to terminate the employment of any such employee at anytime, with or without cause, or except as otherwise expressly provided in this Section 6.8 restrict Parent, the Purchaser or any of the Parent's subsidiaries in the exercise of their independent business judgment in modifying any other terms and conditions of the employment of any such employee.

                   (i) Amendments to the Pension Plan; Adoption of Separation
                       ------------------------------------------------------
Plan.
----

                       (i) Subsequent to the Effective Time, Purchaser or Parent shall cause appropriate action to be taken to amend the Company's Pension Plan (the "Company Pension Plan") with respect to the benefit earned under the Company Pension Plan by those participants in the Company Pension Plan who are actively employed by the Company at the Effective Time ("Eligible Participants"), as set forth in this Section 6.8(i). These amendments shall be as follows: (A) the reduction in the amount of the Company Pension Plan benefit that is payable to Eligible Participants due to the commencement of such Eligible Participant's Company Pension Plan benefit prior to the Eligible Participant attaining his or her normal retirement age under the Company Pension Plan shall be changed to be the same as the reduction that is set forth in
Section 3 of Article IV of the Siemens Retirement Plan, provided that the Eligible Participant is at least age 55 and has at least ten years of vesting service under the Company Pension Plan at the time of his or her termination of employment from the Surviving

Corporation or an affiliate of the Surviving Corporation; and (B) a lump sum optional form of benefit payment shall be added to the Company Pension Plan, provided that the Eligible Participant is at least age 55 and has at least ten years of vesting service under the Company Pension Plan at the time of his or her termination of employment from the Surviving Corporation or an affiliate of the Surviving Corporation. All of the other provisions of the Company Pension Plan shall continue to apply in accordance with its terms.

                       (ii) Subsequent to the Effective Time, Purchaser or Parent shall cause appropriate action to be taken to merge the assets and liabilities of the Company Pension Plan into the Siemens Retirement Plan, or its successor Plan.

                       (iii) If and when a cash balance formula becomes effective under the Siemens Retirement Plan, Purchaser or Parent shall cause appropriate action to be taken to have the calculation of the opening balances for Eligible Participants who are actively employed with the Surviving Corporation or any other U.S. affiliate of Parent at the time the conversion to such formula becomes effective for such Eligible Participants to be made in accordance with the provisions of this Section 6.8(i)(iii). The calculation of the opening balance under the cash balance formula for an Eligible Participant for whom the sum of his or her age and vesting service under the Moore Pension Plan at the time of the conversion is less than 55, shall be done in accordance with the terms of the Siemens Retirement Plan in effect at the time of the conversion. For an Eligible Participant for whom the sum of his or her age and vesting service under the Company Pension Plan at the time of the conversion is equal to or more than 55, the opening balance shall be equal to the sum of (A) the opening balance calculated in accordance with the provisions of the Siemens Retirement Plan in effect at the time of the conversion and (B) the additional amount that is necessary so that after taking into account future pay and interest credits the projected age 65 benefit from the cash balance formula of the Siemens Retirement Plan is equal to the projected age 65 benefit from the Company Pension Plan. For purposes of calculating clause (A) under the immediately preceding sentence, if the Eligible Participant is at least age 55 and has at least 10 years of vesting service under the Company Pension Plan at the time of the conversion, the Participant's opening balance shall be based upon the Eligible Participant's early retirement benefit under the Company Pension Plan, and for all other Eligible Participants an age 65 benefit shall be used. For purposes of calculating the amount under clause (B) in the second preceding sentence, the following assumptions shall be used: (1) an interest rate of 6.5%, (2) the prevailing commissioners' standard mortality table as described in Section 807 (d) of the Internal Revenue Code used to determine reserves for group annuity contracts issued on the date the conversion is calculated, (3) a salary scale of 4%, and (4) pay credits ranging from 4 to 15%.

                       (iv) Subsequent to the Effective Time, Purchaser or Parent shall cause appropriate action to be taken to have a separation plan adopted with respect to the employees of the Company who are actively employed by the Company at the Effective Time which will provide (A) one week of separation pay for each full year of service, and (B) an additional payment of eight weeks of separation pay if a general release acceptable to the employer of such employees is executed, and for purposes of calculating benefits under this separation plan, service with the Company that is recognized as vesting service under the Company Pension Plan shall be included.

                   (j) Statement of Principles. Parent and Purchaser shall, and
                       -----------------------
shall cause the Surviving Corporation to honor the obligations created by the Company Employee Benefit and Severance Principles adopted by the Board of Directors of the Company at a Special Meeting of such Board held on January 14, 2000 to the same extent as if they were set forth in this Agreement.

     Section 6.9.  Meeting of the Company's Shareholders.
                   -------------------------------------

                   (a) To the extent required by applicable law and subject to the Company's rights under Section 6.1, the Company shall promptly after consummation of the Offer take all action necessary in accordance with the PBCL and its Articles of Incorporation and Bylaws to convene a Shareholder Meeting to consider and vote on the Merger and this Agreement. At the Shareholder Meeting, all of the Securities then owned by Parent, Purchaser or any other subsidiary of Parent shall be voted to approve the Merger and this Agreement. The Board of Directors of the Company shall recommend that the Company's shareholders vote to approve the Merger and this Agreement if such vote is sought, shall use its best efforts to solicit from shareholders of the Company proxies in favor of the Merger and shall take all other action in its judgment necessary and appropriate to secure the vote of shareholders required by the PBCL to effect the Merger.

                   (b) Parent and Purchaser shall not, and they shall cause their subsidiaries not to, sell, transfer, assign, encumber or otherwise dispose of the Securities acquired pursuant to the Offer or otherwise prior to the Shareholder Meeting; provided, however, that this Section 6.9(b) shall not apply to the sale, transfer, assignment, encumbrance or other disposition of any or all such Securities in transactions involving solely Parent, Purchaser and/or one or more of their wholly owned subsidiaries.

                   (c) Notwithstanding the foregoing, in the event that Purchaser shall acquire at least 80% of each of the Company Common Stock and Company Preferred Stock, the parties hereto agree, at the request of Purchaser, to take all necessary and appropriate action to cause the Merger to become effective, in accordance with Section 1924(b)(1)(ii) of the PBCL, as soon as reasonably practicable after such acquisition, without a meeting of the shareholders of the Company.

     Section 6.10. Proxy Statement. If required under applicable law, the
                   ---------------
Company and Parent shall prepare the Proxy Statement, file it with the SEC under the Exchange Act as promptly as practicable after Purchaser purchases Company Common Stock and/or Company Preferred Stock pursuant to the Offer, and use all reasonable efforts to have it cleared by the SEC. As promptly as practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to the shareholders of the Company as of the record date for the Shareholder Meeting.

     Section 6.11. Public Announcements. Parent and the Company shall to the
                   --------------------
fullest extent practicable consult with each other before issuing any press release or otherwise making any public statement with respect to the Offer, the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

     Section 6.12. Shareholder Litigation. The Company shall give Parent the
                   ----------------------
opportunity to participate in the defense or settlement of any shareholder litigation against the Company and its directors relating to any of the Transactions until the purchase of Securities pursuant to the Offer, and thereafter, shall give Parent the opportunity to direct the defense of such litigation and, if Parent so chooses to direct such litigation, Parent shall give the Company and its directors an opportunity to participate in such litigation; provided, however, that no such settlement shall be agreed to without Parent's consent, which consent shall not be unreasonably withheld; and provided further that no settlement requiring a payment by a director shall be agreed to without such director's consent.

     Section 6.13. FIRPTA. The Company shall deliver to Purchaser prior to the
                   ------
expiration of the Offer a certified statement, prepared in accordance with Sections 897 and 1445 of the Code, that the Securities are not "United States real property interests" within the meaning of Section 897 of the Code.

     Section 6.14. Redemption of Company Preferred Stock. Upon the occurrence of
                   -------------------------------------
a Trigger Event (as defined in the Tender and Option Agreement), or the occurrence and continued existence of circumstances that would give Parent or Purchaser the right to terminate this Agreement in circumstances where a Termination Fee is paid or payable pursuant to Section 8.3, at the request of Parent by written notice, the Company shall within two business days of such notice deliver to the holders of Company Preferred Stock a notice of redemption of such shares pursuant to Article Fifth of the Company's Articles of Incorporation and take all other actions necessary to redeem such shares.

     Section 6.15. Foreign Subsidiaries. Immediately prior to the consummation
                   --------------------
of the Offer, Purchaser shall have the right to cause such of its affiliates as it shall select to purchase any or all of the non-United States subsidiaries of the Company and, if Purchaser so elects, the Company shall sell or otherwise cause such subsidiaries to be sold to such affiliates of Purchaser on such terms and in such manner as Purchaser shall select provided that (a) such purchase and sale transactions do not have an adverse effect on the Company and (b) no such transactions will be deemed to constitute a breach of any representation, warranty or covenant of the Company in this Agreement.

                                  ARTICLE VII

                   CONDITIONS TO CONSUMMATION OF THE MERGER

     Section 7.1.  Conditions to Each Party's Obligation to Effect the Merger.
                   ----------------------------------------------------------
The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions:

                   (a) if required by the PBCL, this Agreement shall have been approved by the requisite affirmative vote of the shareholders of the Company in accordance with applicable law;

                   (b) no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated, or enforced by any court or Governmental Entity which is in effect and has the effect of prohibiting the consummation of the Merger; and

                   (c) the waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act, if any, shall have expired or been terminated, and (x) in the case of the Company's obligations, all other governmental consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time, except where the failure to obtain any such consent would not reasonably be expected to subject any officer, director, employee or shareholder of the Company to civil or criminal liability in respect of the failure to obtain such consent, and (y) in the case of Parent's and Purchaser's obligations, all other governmental consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby (including merger control clearance by the German Federal Cartel Office under the GWB Act) shall have been obtained and be in effect at the Effective Time, except where the failure to obtain any such consent would not reasonably be expected to have a Material Adverse Effect on the Company or Parent, or materially impede the operation or use of any of the Company's assets or business after the Closing.

     Section 7.2.  Conditions to Obligations of Parent and Purchaser to Effect
                   -----------------------------------------------------------
the Merger. The obligations of Parent and Purchaser to effect the Merger are
----------
further subject to the satisfaction or waiver pursuant to Section 1.1, prior to the Effective Time, of the condition that Purchaser shall have accepted for payment and paid for Securities tendered pursuant to the Offer.

                                 ARTICLE VIII

                        TERMINATION; AMENDMENT; WAIVER

     Section 8.1.  Termination. This Agreement may be terminated and the Merger
                   -----------
contemplated hereby may be abandoned at any time (notwithstanding approval thereof by the shareholders of the Company) prior to the Effective Time:

                   (a) by mutual written consent duly authorized by the Boards of Directors of the Company, Parent and Purchaser;

                   (b) by Parent, Purchaser or the Company if any court of competent jurisdiction or other Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of the Offer or the Merger and such order, decree or ruling or other action is or shall have become nonappealable;

                   (c) by Parent or Purchaser, if due to an occurrence or circumstance which would result in the occurrence and continued existence of any of the conditions set forth in Annex A hereto, Purchaser shall have (i) failed to commence the Offer within the time required by Regulation 14D under the Exchange Act, (ii) terminated the Offer without purchasing any Securities pursuant to the Offer or (iii) failed to accept for payment Securities pursuant to the Offer prior to May 31, 2000;

                   (d) by the Company (i) if there shall not have been and be continuing a material breach of any representation, warranty, covenant or agreement on the part of the Company, and Purchaser shall have (A) failed to commence the Offer within the time required by Regulation 14D under the Exchange Act, (B) subject to Section 1.1(e), terminated the Offer without purchasing all the Securities validly tendered and not withdrawn pursuant to the Offer, or (C) subject to Section 1.1(e), failed to accept for payment Securities pursuant to the Offer prior to May 31, 2000, or (ii) prior to the purchase of Securities pursuant to the Offer, concurrently with the execution of a definitive acquisition agreement under the circumstances permitted by Section 6.1 provided, that such termination under this clause (ii) shall not be effective unless (x) the Company and its Board of Directors shall have complied in all material respects with all their obligations under Section 6.1 and the Company shall have paid the Termination Fee pursuant to Section 8.3 and (y) the Company shall have provided Parent and Purchaser with at least five business days' prior written notice prior to terminating this Agreement, which notice shall be accompanied by
(1) a copy of the proposed definitive acquisition agreement with respect to the Superior Proposal that the Company proposes to accept and (2) the Company's written certification that it has made the determinations with respect to such Superior Proposal set forth in clauses (A) and (B) of the proviso in Section 6.1(b) and (3) the representation that the Company will, in the absence of any other Superior Proposal, execute such a definitive acquisition agreement unless Parent or Purchaser modify the Offer or this Agreement such that the Company's Board of Directors determines that the Offer and the Merger (as so modified) are at least as favorable as such Superior Proposal;

                   (e) by Parent or Purchaser prior to the purchase of Securities pursuant to the Offer, if (i) any representations and warranties of the Company contained in this Agreement which are qualified by materiality shall not be true and correct at any time prior to the acceptance for payment of Securities pursuant to the Offer (without regard to any knowledge qualifications therein), or the representations and warranties of the Company contained in this Agreement which are not qualified by materiality shall not be true and correct in any material respect at any time prior to the acceptance for payment of Securities pursuant to the Offer (without regard to any knowledge qualifications therein) (other than to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall not be true and correct as of such date), or (ii) the Company shall not have performed and complied with, in all material respects (without reference to any materiality qualifications therein), each covenant or agreement contained in the Agreement and required to be performed or complied with by it, and which breach, in the case of clause (i) and (ii) above, shall not have been cured prior to the earlier of (A) 10 business days following notice of such breach to the Company by Parent or Purchaser and (B) May 31, 2000; provided, however, that the Company shall have no right to cure and Parent and Purchaser may immediately terminate this Agreement in the event that such breach by the Company was willful, in the event of a material breach of Section 6.1 (whether or not willful), or in the event that such breach is not reasonably capable of being cured within such period of time or (iii) the Board of Directors of the Company or any committee thereof shall have withdrawn, or modified, amended or changed (including by amendment of the Schedule 14D-9) in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer, the Merger, any of the Transactions or this Agreement, or shall have approved or recommended to the Company's stockholders an Acquisition Proposal or any other acquisition of Securities other than the Offer and the Merger, or shall have adopted any resolutions to effect any of the foregoing or (iv) the Board of Directors of the Company shall have failed to publicly reaffirm their approval or recommendation of the Offer, the Merger, the Transactions or this Agreement within two business days following Parent's or Purchaser's written request to do so;

          (f) by the Company prior to the purchase of any Securities pursuant to the Offer if (i) there shall have been a material breach of any representation or warranty in this Agreement on the part of Parent or Purchaser which materially adversely affects (or materially delays) the consummation of the Offer or the Merger or (ii) Parent or Purchaser shall not have performed or complied with, in all material respects (without reference to any materiality qualifications therein), each covenant or agreement contained in this Agreement and required to be performed or complied with by them, and such breach materially adversely affects the Company, its stockholders generally or its employees generally or which materially adversely affects (or materially delays) the consummation of the Offer or the Merger, and which breach, in the case of both clause (i) and clause (ii) above, shall not have been cured prior to the earlier of (A) 10 business days following notice of such breach to Parent and Purchaser by the Company and (B) May 31, 2000; provided, however, that Parent and Purchaser shall have no right to cure such breach and the Company may immediately terminate this Agreement in the event that such breach by Parent or Purchaser was willful or in the event such breach is not reasonably capable of being cured within such period of time;

          (g) by Parent or Purchaser prior to the purchase of Securities pursuant to the Offer if any person or group (which includes a "person" or "group" as such terms are defined in Section 13(d)(3) of the Exchange Act) other than Parent, Purchaser, any of their affiliates, or any group of which any of them is a member, shall have acquired beneficial ownership of more than 20% of the outstanding shares of Company Common Stock or Company Preferred Stock or shall have consummated or entered into a definitive agreement or an agreement in principle to consummate an Acquisition Proposal or if any person or group which, prior to the date of this Agreement, had a Schedule 13D or 13G on file with the SEC shall have acquired or proposed to acquire beneficial ownership of additional shares of any class or series of capital stock of the Company, through the acquisition of stock, the formation of a group or otherwise, constituting 10% or more of any such class or series, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of additional shares of any class or series of capital stock of the Company (including the Company Common Stock and Company Preferred Stock) constituting 10% or more of any such class or series (it being understood that the execution of the Tender and Option Agreement by the Company stockholders that are parties thereto and the performance of their obligations thereunder shall not, in itself, be deemed to constitute such an acquisition of beneficial ownership triggering this provision); or

          (h) by Parent or Purchaser if the Company or any shareholder or shareholders party to the Tender and Option Agreement who beneficially own, individually or in the aggregate, 10% of the Fully Diluted Voting Power or 10% of the Fully Diluted Shares shall have breached in any material respect any of its or their obligations under the Tender and Option Agreement and such breach shall not have been cured, provided that there shall be no right to cure in respect of breaches that are not reasonably capable of cure (which shall include, without limitation, breaches of Sections 5, 8 or 9 of the Tender and Option Agreement).

     Section 8.2. Effect of Termination. In the event of the termination and
                  ---------------------
abandonment of this Agreement pursuant to Section 8.1, this Agreement, except for the provisions of Sections 6.3, 8.2, 8.3, 9.3, 9.4 and 9.7, shall forthwith become void and have no effect, without any liability on the part of any party or its affiliates, directors, officers or shareholders except as provided in Sections 8.3 and 9.3 of this Agreement. Notwithstanding anything herein to the contrary, to the extent the Company then owes Parent a Termination Fee (as defined herein) pursuant to the provisions of Section 8.3 hereof at the time of such termination, termination by the Company pursuant to Section 8.1 shall not be effective unless prior to or simultaneously therewith such Termination Fee is paid to the Parent.

     Section 8.3. Expenses; Termination Fee.
                  -------------------------

                  (a) Except as provided in Section 8.3(b), (c) and (d) of this Agreement, all fees and expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such fees and expenses (it being understood that the filing fees under the HSR Act and under the GWB Act shall be borne by Purchaser).

                  (b) If:

                      (i) (x) Parent or Purchaser terminates this Agreement pursuant to Section 8.1(c) or the Company terminates this Agreement pursuant to
Section 8.1(d)(i), in either case, in circumstances when, prior to such termination any third party shall have acquired beneficial ownership of 20% or more of the outstanding shares of Company Common Stock or Company Preferred Stock (or any person or group with a Schedule 13D or 13G on file with the SEC (including the stockholders party to the Tender and Option Agreement except as expressly permitted in that agreement) shall have acquired beneficial ownership of additional shares of any class or series of capital stock of the Company (including Company Common Stock and Company Preferred Stock), through the acquisition of stock, the formation of a group or otherwise, constituting 10% or more of any such class or series (it being understood that the execution of the Tender and Option Agreement by the Company stockholders that are parties thereto and the performance of their obligations thereunder shall not, in itself, be deemed to constitute such an acquisition of beneficial ownership triggering this provision)) or shall have made or consummated or announced an intention to make or consummate an Acquisition Proposal (or with respect to any proposal that may be existing on the date hereof, not withdrawn such Acquisition Proposal) or (y) Parent or Purchaser terminates this Agreement pursuant to Section 8.1(g), and, in any such case described in clauses (x) or (y) in this Section 8.3(b)(i), within 12 months after such termination the Company or any of its subsidiaries enters into or publicly announces an intention to enter into a definitive agreement with respect to an Acquisition Proposal, or consummates or publicly announces an intention to consummate an Acquisition Proposal;

                      (ii) Parent or Purchaser terminates this Agreement pursuant to (x) clauses (i) or (ii) of Section 8.1(e) as a result of a willful breach of this Agreement by the Company or any material breach of Section 6.1 (whether or not willful), (y) clauses (iii) or (iv) of Section 8.1(e) or (z)
Section 8.1(h);

                    (iii) the Company terminates this Agreement pursuant to
Section 8.1(d)(ii); or

                    (iv)  the Company terminates this Agreement pursuant to
Section 8.1(f) in circumstances when Parent or Purchaser shall also have the right to terminate this Agreement pursuant to the circumstances described in
Section 8.3(b)(i) or 8.3(b)(ii);

then, in each case, the Company shall pay to Parent, within two business days following the execution and delivery of such agreement or such occurrence, as the case may be, or prior to or simultaneously with such termination by the Company as contemplated by 8.3(b)(i), (iii) or (iv), a fee, in cash, of $5.5 million (a "Termination Fee"); provided, that the Company in no event shall be obligated to pay more than one such Termination Fee with respect to all such agreements and occurrences and such termination. Any payment required to be made pursuant to this subsection (b) shall be made to Parent by wire transfer of immediately available funds to an account designated by Parent. The provisions of this Section 8.3 shall not derogate from any other rights or remedies which Parent or Purchaser may possess under this Agreement (including as provided in Section 9.3) or under applicable law, and the payment of the Termination Fee shall not be deemed to constitute liquidated damages.

               (c) If this Agreement is terminated as a result of a breach of this Agreement by any party hereto and such breach is not a willful and material breach by the breaching party or a material breach by the Company of Section 6.1, such breaching party shall have no liability to the non-breaching party (or parties) under this Agreement except that: (i) no such breach shall relieve the obligation of the Company to pay the Termination Fee if it is otherwise payable pursuant to Section 8.3(b); (ii) no such breach shall affect the rights provided to Parent or Purchaser pursuant to Section 9.3 to the extent available; and
(iii) the breaching party, irrespective of whether the breach is willful, shall be responsible for the Expenses (as hereinafter defined) of the non-breaching party (or parties), except with respect to a Specified Breach (as hereinafter defined) as to which there shall be no liability. The parties acknowledge and agree that no such limitation of liability or any other limitation of liability shall apply to breaches which are willful and material or a material breach by the Company of Section 6.1.

          For purposes hereof:

          "Expenses" shall mean the reasonable documented out of pocket costs
           --------
and expenses (not to exceed an aggregate maximum of $3.0 million) incurred by the non-breaching party (or parties) and its affiliates with respect to or arising out of the negotiation and execution of this Agreement, the Tender and Option Agreement, the Confidentiality Agreement and the performance of the Transactions, including all fees and expenses of counsel, accountants, investment bankers, printers, experts and consultants and travel expenses, disbursements and other external or internal out of pocket costs or expenses.

          "Specified Breach" shall mean a breach of a representation or warranty
           ----------------
contained in this Agreement (i) first occurring after the date hereof, (ii) caused by an event or circumstance first occurring after the date hereof outside of the breaching party's control, direction and ability to cure, and (iii) in respect of which the breaching party had no knowledge of the likelihood of occurrence prior to the date hereof (e.g., an act of God). A Specified Breach shall not include, in any event, a material breach of a representation or warranty as of the date of this Agreement.

               (d) The Termination Fee shall not be refundable or subject to offset or any other claim by the Company, provided that (i) if the Company shall have paid any Expenses to Parent or Purchaser pursuant to Section 8.3(c), the amount of such Expenses which have been so paid shall be credited against the amount of any Termination Fee which is thereafter due and payable to Parent or Purchaser pursuant to Section 8.3, (ii) if the Company shall have paid any Termination Fee to Parent or Purchaser pursuant to Section 8.3, the amount of such Termination Fee which has been so paid shall be credited against the amount of any Expenses which thereafter are due and payable to Parent or Purchaser pursuant to Section 8.3(c) and (iii) in connection with any suit or claim for monetary damages brought by Parent or Purchaser with respect to a breach of this Agreement by the Company, the amount of the Termination Fee paid by the Company, if any, shall be credited against the amount of any monetary damages suffered by Parent or Purchaser which the Company otherwise would be responsible for with respect to such suit or claim.

     Section 8.4.  Amendment. To the extent permitted by applicable law, this
                   ---------
Agreement may be amended by action taken by or on behalf of the Boards of Directors of the Company, Parent and Purchaser at any time before or after approval of this Agreement by the shareholders of the Company but, after any such shareholder approval, no amendment shall be made that by law requires the further approval of such shareholders without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

     Section 8.5.  Extension; Waiver. At any time prior to the Effective Time, a
                   -----------------
party may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any documents, certificate or writing delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions of the other parties hereto contained herein; provided that after the approval of the Merger by the shareholders of the Company, no extensions or waivers shall be made that by law require further approval by such shareholders without the approval of such shareholders. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX

                                 MISCELLANEOUS

     Section 9.1.  Non-Survival of Representations and Warranties. None of the
                   ----------------------------------------------
representations and warranties made in this Agreement shall survive after the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

     Section 9.2.  Entire Agreement; Assignment. This Agreement (including the
                   ----------------------------
Company Disclosure Schedule), the Tender and Option Agreement and, to the extent contemplated in

Section 6.3(b), the Confidentiality Agreement, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and
(b) shall not be assigned by operation of law or otherwise, provided that Parent or Purchaser may assign any of their rights and obligations to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent or Purchaser of its obligations hereunder. Any of Parent, Purchaser or any direct or indirect wholly owned subsidiary of Parent may purchase Securities under the Offer. Any attempted assignment in violation of this Section 9.2 shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 9.3.  Enforcement of the Agreement. The Company agrees that
                   ----------------------------
irreparable damage would occur to Parent and Purchaser in the event that any of the provisions of this Agreement were not performed by the Company in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and Purchaser shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of New York (as to which the parties agree to submit jurisdiction of the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity including those set forth in Section 8.3 of this Agreement. The Company further agrees to waive any requirement for the securing or posting of any bond in connection with obtaining any such injunction or other equitable relief.

     Section 9.4.  Severability. If any term or other provision of this
                   ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     Section 9.5.  Notices. All notices and other communications hereunder shall
                   -------
be in writing and shall be deemed to have been duly given upon receipt if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or sent by electronic transmission to the telecopier number specified below (or at such other address or telecopy number of a party as shall be specified by like notice):

                    if to Parent or Purchaser:

                    Siemens Energy & Automation, Inc.
                    3333 Old Milton Parkway

                    Alpharetta, Georgia 30005
                    Attention: General Counsel
                    Telecopy: 770-740-2528

                    with a copy to:

                    Dechert Price & Rhoads
                    4000 Bell Atlantic Tower
                    1717 Arch Street
                    Philadelphia, PA  19103
                    Attention: William G. Lawlor
                               Peter D. Cripps
                    Telecopy:  215-994-2222

                    if to the Company:

                    Moore Products Co.
                    1201 Sumneytown Ave.
                    Spring House, PA 19477
                    Attention: Robert E. Wisniewski
                    Telecopy: 215-653-0348

                    with a copy to:

                    Drinker Biddle & Reath LLP
                    One Logan Square
                    18th and Cherry Streets
                    Philadelphia, PA 19103
                    Attention: John C. Bennett, Jr.
                               Henry S. Bryans
                    Telecopy: 215-988-2757


     Notice given by telecopier shall be deemed received on the day the sender receives telecopier confirmation that such notice was received at the telecopier number of the addressee. Notice given by mail as set out above shall be deemed received three days after the date the same is postmarked.

     Section 9.6.  Failure or Indulgence Not Waiver; Remedies Cumulative. No
                   -----------------------------------------------------
failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

     Section 9.7.  Governing Law; Consent to Jurisdiction. Except for the PBCL
                   --------------------------------------
as it relates to the Transactions, this Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto. In addition, the Company, Parent and Purchaser hereby (i) consent to submit to the personal jurisdiction of the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, New York in the event any dispute arises out of this Agreement or any of the Transactions, (ii) agree not to attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) subject to the terms of the Tender and Option Agreement, agree not to bring any action relating to this Agreement or any of the Transactions in any court other than the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, New York and (iv) waive any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the Transactions. In furtherance of the foregoing, the Company, Parent and Purchaser hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Transactions in the courts of the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 9.8.  Descriptive Headings. The descriptive headings herein are
                   --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 9.9.  Parties in Interest. This Agreement shall be binding upon and
                   -------------------
inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 9.10. Counterparts. This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 9.11. Certain Definitions. For purposes of this Agreement
                   -------------------
(including Annex I hereto), the following terms shall have the meanings ascribed to them below:

                   (a) "affiliate" of a person shall mean (i) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person and
(ii) an "associate", as that term is defined in Rule 12b-2 promulgated under the Exchange Act as in effect on the date of this Agreement.

                   (b) "beneficial owner" (including the term "beneficially own" or correlative terms) shall have the meaning ascribed to such term under Rule 13d-3(a) under the Exchange Act.

                   (c) "business day" shall have the meaning ascribed to such term under Rule 14d-1 of the Exchange Act.

                   (d) "Company Disclosure Schedule" shall mean a letter dated the date of the Agreement delivered by the Company to Parent and Purchaser concurrently with the execution of the Agreement, which, among other things, shall identify exceptions to the Company's representations and warranties contained in Article III and covenants contained in Article V by specific section and subsection references.

                   (e) "control" (including the terms "controlling," "controlled by" and "under common control with" or correlative terms) shall mean the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities or as trustee or executor, by contract or credit arrangement, or otherwise.

                   (f) "Fully Diluted Shares" means all outstanding shares of Company Common Stock on a fully diluted basis, after giving effect to the exercise and conversion of all outstanding options (including the Options (whether or not currently exercisable)), warrants and securities exercisable or convertible (but excluding shares of Company Preferred Stock) into Company Common Stock; provided, that Parent may, at its option exercisable in its sole
              --------
discretion, exclude at any time from the above calculation any or all Options (whether or not currently exercisable).

                   (g) "Fully Diluted Voting Power" means the voting power represented by all of the outstanding Securities entitled generally to vote at the Shareholder Meeting on a fully diluted basis, after giving effect to the exercise of all outstanding options (including the Options (whether or not currently exercisable)), warrants and securities exercisable or convertible into such voting securities, except that outstanding shares of Company Preferred Stock shall not be treated as having been converted into shares of Company Common Stock, with each share of Company Common Stock having one vote per share and each share of Company Preferred Stock having five votes per Share; provided,
                                                                       --------
that Parent may, at its option exercisable in its sole discretion, exclude at
----
any time from the above calculation any or all Options (whether or not currently exercisable).

                   (h) "group" shall have the meaning ascribed to such term under Rule 13d-3(a) under the Exchange Act.

                   (i) "Material Adverse Effect" shall mean (i) any adverse change or effect in the condition (financial or otherwise), assets, liabilities, business, properties, results of operations or prospects of a specified person or its subsidiaries, which change or effect is material, individually or in the aggregate with any other changes or effects, to the specified person and its subsidiaries taken as a whole, or (ii) any event, matter, condition or effect which materially impairs the ability of a specified person to perform on a timely basis its obligations under this Agreement, the Tender and Option Agreement, or the consummation of the Transactions.

                   (j) "person" shall mean a natural person, company, corporation, partnership, association, trust or any unincorporated organization.

                   (k) "subsidiary" shall mean, when used with reference to a person means any corporation or other business entity of which such person directly or indirectly owns (i) the majority of the outstanding voting securities or (ii) voting securities or equity interests which give such person the power to elect a majority of the board of directors or similar governing body of such entity.

     Section 9.12. Interpretation. (a) The words "hereof," "herein" and
                   --------------
"herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument, statute or rule defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute or rule as from time to time amended, modified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes and rules) by succession of comparable successor statutes and rules and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

                   (b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, on the day and year first above written.


                                            SIEMENS ENERGY & AUTOMATION, INC.


                                            By:  /s/ Thomas J Malott
                                                 -------------------------------
                                                 Name:  Thomas J Malott
                                                 Title:  President and CEO


                                            MALIBU ACQUISITION CORP.

                                            By:  /s/ Gary K. Gabriel
                                                 -------------------------------
                                                 Name:  Gary K. Gabriel
                                                 Title:  Treasurer


                                            MOORE PRODUCTS CO.

                                            By:  /s/ Robert E. Wisniewski
                                                 -------------------------------
                                                 Name:  Robert E. Wisniewski
                                                 Title:  Secretary and Treasurer

                                    ANNEX A
                                      to
                         Agreement and Plan of Merger
                         ----------------------------


          Conditions to the Offer. Notwithstanding any other provision of the Offer or the Merger Agreement, in addition to (and not in limitation of) Purchaser's rights pursuant to the Agreement to extend and amend the Offer in accordance with the Merger Agreement, Purchaser shall not be required to accept for payment or, subject to Rule 14e-1(c) of the Exchange Act, pay for and may delay the acceptance for payment of or, subject to Rule 14e-1(c) of the Exchange Act, the payment for, any Securities not theretofore accepted for payment or paid for, and Purchaser may terminate or amend the Offer (subject to Section 1.1 of the Merger Agreement) if in the sole judgment of Purchaser (i) a number of Securities representing at least a majority of (x) the Fully Diluted Voting Power and (y) (A) the outstanding shares of Company Preferred Stock and (B) the Fully Diluted Shares, shall not have been validly tendered and not withdrawn immediately prior to the expiration of the Offer or otherwise acquired by Parent or any of its affiliates prior to the expiration of the Offer ("Minimum Condition"), (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated or (iii) at any time on or after the date of the Merger Agreement and prior to the time of acceptance of such Securities for payment or the payment therefor, any of the following conditions has occurred and continues to exist:

          (a) any representations and warranties of the Company in the Agreement which are qualified by materiality shall not be true and correct (determined without regard to any knowledge qualifications therein) as of such time, or the representations and warranties of the Company in the Agreement which are not qualified by materiality shall not be true and correct (determined without regard to any knowledge qualifications therein) in any material respect, as of such time (other than to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall not be true and correct as of such date) and which breach shall not have been cured prior to the earlier of (i) 10 business days following notice of such breach and (ii) May 31, 2000; provided, however, that the Company shall have no right to cure such breach in the event that such breach by the Company was willful or in the event such breach is not reasonably capable of being cured within such period of time;

          (b) the Company shall not have performed and complied with, in all material respects (without reference to any materiality qualifications therein), each covenant or agreement contained in the Agreement and required to be performed or complied with by it and which breach shall not have been cured prior to the earlier of (i) 10 business days following notice of such breach and
(ii) May 31, 2000; provided, however, that the Company shall have no right to cure such breach in the event that such breach by the Company was willful, if such breach involves a material breach of Section 6.1 of the Agreement (whether or not such breach was willful) or in the event such breach is not reasonably capable of being cured within such period of time;

          (c) there shall have occurred and be continuing (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange (excluding any coordinated trading halt triggered as a result of a specified decrease in a market index), (ii) any extraordinary or material adverse change in the financial markets in the United States or the Federal Republic of Germany, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or the Federal Republic of Germany by any Governmental Entity,
(iv) any mandatory limitation, by any Governmental Entity on, or other event that materially affects, the extension of credit by banks or other lending institutions, (v) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States or the Federal Republic of Germany which could reasonably be expected to have a Material Adverse Effect on the Company or materially adversely affect or delay the consummation of the Offer, (vi) any material adverse change in United States or the Federal Republic of Germany currency exchange rates or a suspension of, or limitation on, the markets therefor, (vii) in the case of any of the foregoing existing on the date of the Agreement, a material acceleration or worsening thereof, or (viii) a decline in the Standard & Poor's Index of 500 Industrial Companies by an amount in excess of 25%, measured from the close of business on the date of the Merger Agreement;

          (d) there shall be threatened or pending any suit, action, or proceeding by any Governmental Entity, or by any other person which has a reasonable possibility of success, (i) challenging the acquisition by Parent or Purchaser of the Securities, seeking to make illegal, materially delay, make materially more costly or otherwise directly or indirectly restrain or prohibit the making or consummation of the Offer and the Merger or the performance of any of the other Transactions or seeking to obtain from the Company, Parent or Purchaser any damages that are material in relation to the Company and its subsidiaries taken as whole, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of their respective subsidiaries or affiliates of any of the businesses or assets of the Company, Parent or any of their respective subsidiaries or affiliates, or to compel the Company, Parent or any of their respective subsidiaries or affiliates to dispose of or hold separate any of the material businesses or assets of the Company, Parent or any of their respective subsidiaries or affiliates, as a result of the Offer, the Merger or any of the other Transactions, (iii) seeking to impose material limitations on the ability of Parent or Purchaser to acquire or hold, or exercise full rights of ownership of, any Securities accepted for payment pursuant to the Offer including, without limitation, the right to vote the Securities accepted for payment by it on all matters properly presented to the shareholders of the Company, (iv) seeking to prohibit Parent or any of its subsidiaries or affiliates from effectively controlling in any material respect the business or operations of the Company or its subsidiaries, (v) requiring divestiture by Purchaser or any of its affiliates of any Securities or (vi) which otherwise is reasonably likely to have a Material Adverse Effect on the Company or Parent;

          (e) there shall be any statute, rule, regulation, judgment, order or injunction (including with respect to competition or antitrust matters) enacted, entered, enforced, promulgated or issued, or any statute, rule or regulation which has been proposed by the relevant legislative or regulatory body and is reasonably likely to be enacted, with respect to or deemed applicable to, or any material consent or approval withheld or any other action shall be taken with respect to (i) Parent, the Company or any of their respective subsidiaries or affiliates or (ii) the Offer or the Merger or any of the other Transactions by any Governmental Entity or court, including without limitation any required approvals or waiting periods under the GWB Act and the HSR Act, other than applicable waiting periods under the HSR Act as specified in the introductory paragraph above, that has resulted or is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) though (vi) of paragraph (d) above;

          (f) since the date of the Agreement there shall have occurred any events, changes, effects or developments that, individually or in the aggregate, have had or are reasonably likely to have, a Material Adverse Effect on the Company;

          (g) (i) the Board of Directors of the Company or any other committee thereof shall have (A) withdrawn, or modified, amended or changed (including by amendment of the Schedule 14D-9) in a manner materially adverse to Parent or Purchaser; its approval or recommendation of the Offer, the Merger Agreement and the Merger or any of the other Transactions, (B) approved or recommended to the Company's stockholders an Acquisition Proposal or any other acquisition of Securities other than the Offer and the Merger, or (C) adopted any resolution to effect any of the foregoing, or (ii) the Board of Directors of the Company shall have failed to publicly reaffirm their approval or recommendation of the Offer, the Merger, the Transactions or this Agreement within two business days following Parent's or Purchaser's written request to do so;

          (h) the Merger Agreement shall have been terminated in accordance with its terms;

          (i) any person or group (which includes a "person" or "group" as such terms are defined in Section 13(d)(3) of the Exchange Act) other than Parent, Purchaser, any of their affiliates, or any group of which any of them is a member, shall have acquired beneficial ownership of more than 20% of the outstanding shares of Company Common Stock or Company Preferred Stock or shall have consummated or entered into a definitive agreement or an agreement in principle to consummate an Acquisition Proposal or if any person or group which, prior to the date of the Merger Agreement, had a Schedule 13D or 13G on file with the SEC shall have acquired or proposed to acquire beneficial ownership of additional shares of any class or series of capital stock of the Company, through the acquisition of stock, the formation of a group or otherwise, constituting 10% or more of any such class or series, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of additional shares of any class or series of capital stock of the Company (including the Company Common Stock and Company Preferred Stock) constituting 10% or more of any such class or series (it being understood that the execution of the Tender and Option Agreement by the Company stockholders that are parties thereto shall not, in itself, be deemed to constitute such an acquisition of beneficial ownership triggering this provision);

          (j) the Company or any shareholder or shareholders beneficially owning, indirectly or in the aggregate, more than 10% of the Fully Diluted Voting Power or 10% of the Fully Diluted Shares shall have breached in any material respect any of its or their obligations under the Tender and Option Agreement;

          (k) (i) all consents and approvals of and notices to or filings with Governmental Entities and third parties required in connection with the Offer, the Merger and any of the other Transactions shall not have been obtained or made other than those the absence of which, individually or in the aggregate, would not have a Material Adverse Effect or prevent or materially delay consummation of any of the Offer, the Merger or any of the other Transactions, or (ii) all consents and approvals of third parties required in connection with the Offer, the Merger and any of the other Transactions and listed on Schedule 3.7 of the Company Disclosure Schedule shall not have been obtained or made;

       (l) the Company shall not have provided Parent and Purchaser with documentation reasonably acceptable to them demonstrating the percentage ownership of the outstanding capital stock or equity interests of its subsidiaries listed on Section 3.1(b) of the Company Disclosure Schedule (other than Malibu (Pty.) Ltd. South Africa) or all charters and bylaws or other organizational documents of such subsidiaries which are reasonably satisfactory to Parent and Purchaser; or

           (m) the Company shall not have completed in all material respects all obligations and activities required of it under the Connecticut Property Transfer Law, including in connection with the Offer, the Merger and any of the other Transactions, or Parent or Purchaser reasonably determines that any remaining obligations under the Connecticut Property Transfer Law would have a Material Adverse Effect on the Company;

which, in the sole judgment of Purchaser, in any such case, and regardless of the circumstances giving rise to any such condition (including any action or inaction by Parent or any of its affiliates), makes it inadvisable to proceed with the Offer or with such acceptance for payment, purchase of, or payment for Securities.

          The foregoing conditions are for the sole benefit of Purchaser and Parent and may be asserted by Purchaser or Parent regardless of the circumstances giving rise to any such condition and may be waived by Purchaser or Parent, in whole or in part, at any time and from time to time, in the sole discretion of Purchaser or Parent. The failure by Purchaser or Parent or any of their respective affiliates at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each right will be deemed an ongoing right which may be asserted at any time and from time to time.